                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                             FIRST INDUSTRIAL, L.P.

                           EIGHTH AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

      THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO A REGISTRATION OR EXEMPTION THEREFROM.

                                TABLE OF CONTENTS

ARTICLE I - INTERPRETIVE PROVISIONS
   Section 1.1    Certain Definitions...............................................    1
   Section 1.2    Rules of Construction.............................................   13

ARTICLE II - CONTINUATION
   Section 2.1    Continuation......................................................   13
   Section 2.2    Name..............................................................   13
   Section 2.3    Place Of Business; Registered Agent...............................   13

ARTICLE III - BUSINESS PURPOSE
   Section 3.1    Business..........................................................   14
   Section 3.2    Authorized Activities.............................................   14

ARTICLE IV - CAPITAL CONTRIBUTIONS
   Section 4.1    Capital Contributions.............................................   14
   Section 4.2    Additional Partnership Interests..................................   14
   Section 4.3    No Third Party Beneficiaries......................................   15
   Section 4.4    Capital Accounts..................................................   15
   Section 4.5    Return of Capital Account; Interest...............................   16
   Section 4.6    Preemptive Rights.................................................   16
   Section 4.7    REIT Share Purchases..............................................   16

ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS
   Section 5.1    Limited Liability.................................................   17
   Section 5.2    Profits, Losses and Distributive Shares...........................   17
   Section 5.3    Distributions.....................................................   22
   Section 5.4    Distribution Upon Redemption......................................   24
   Section 5.5    Distributions upon Liquidation....................................   24
   Section 5.6    Amounts Withheld..................................................   24

ARTICLE VI - PARTNERSHIP MANAGEMENT
   Section 6.1    Management and Control of Partnership Business....................   24
   Section 6.2    No Management By Limited Partners; Limitation of Liability........   25
   Section 6.3    Limitations on Partners...........................................   25
   Section 6.4    Business with Affiliates..........................................   26
   Section 6.5    Compensation; Reimbursement of Expenses...........................   26
   Section 6.6    Liability for Acts and Omissions..................................   26
   Section 6.7    Indemnification...................................................   27

ARTICLE VII - ADMINISTRATIVE, FINANCIAL AND TAX MATTERS
   Section 7.1    Books and Records.................................................   27
   Section 7.2    Annual Audit and Accounting.......................................   27
   Section 7.3    Partnership Funds.................................................   27
   Section 7.4    Reports and Notices...............................................   27
   Section 7.5    Tax Matters.......................................................   28
   Section 7.6    Withholding.......................................................   28

ARTICLE VIII - TRANSFER OF PARTNERSHIP INTERESTS; ADMISSIONS OF PARTNERS
   Section 8.1    Transfer By General Partner.......................................   29
   Section 8.2    Obligations of a Prior General Partner............................   29

   Section 8.3    Successor General Partner.........................................   29
   Section 8.4    Restrictions On Transfer And Withdrawal By Limited Partner........   29
   Section 8.5    Substituted Limited Partner.......................................   30
   Section 8.6    Timing and Effect of Transfers....................................   31
   Section 8.7    Additional Limited Partners.......................................   31
   Section 8.8    Amendment of Agreement and Certificate............................   31

ARTICLE IX - REDEMPTION
   Section 9.1    Right of Redemption...............................................   31
   Section 9.2    Timing of Redemption..............................................   33
   Section 9.3    Redemption Price..................................................   33
   Section 9.4    Assumption of Redemption Obligation...............................   33
   Section 9.5    Further Assurances; Certain Representations.......................   33
   Section 9.6    Effect of Redemption..............................................   33
   Section 9.7    Registration Rights...............................................   34
   Section 9.8    Redemption upon REIT Share Repurchases by the General Partner.....   34

ARTICLE X - DISSOLUTION AND LIQUIDATION
   Section 10.1      Term and Dissolution...........................................   34
   Section 10.2      Liquidation of Partnership Assets..............................   34
   Section 10.3      Effect of Treasury Regulations.................................   36
   Section 10.4      Time for Winding-Up............................................   36

ARTICLE XI - AMENDMENTS AND MEETINGS
   Section 11.1      Amendment Procedure............................................   36
   Section 11.2      Meetings and Voting............................................   37
   Section 11.3      Voting of LB Units.............................................   37

ARTICLE XII - MISCELLANEOUS PROVISIONS
   Section 12.1      Title To Property..............................................   37
   Section 12.2      Other Activities of Limited Partners...........................   38
   Section 12.3      Power of Attorney..............................................   38
   Section 12.4      Notices........................................................   39
   Section 12.5      Further Assurances.............................................   39
   Section 12.6      Titles and Captions............................................   39
   Section 12.7      Applicable Law.................................................   39
   Section 12.8      Binding Agreement..............................................   39
   Section 12.9      Waiver of Partition............................................   39
   Section 12.10     Counterparts and Effectiveness.................................   39
   Section 12.11     Survival of Representations....................................   39
   Section 12.12     Entire Agreement...............................................   39

Exhibit 1A    -   First Highland Partners
Exhibit 1B    -   Schedule of Partners
Exhibit 1C    -   LB Partners
Exhibit 1D    -   Contributor Partners
Exhibit 2     -   Form of Redemption Notice
Exhibit 3     -   Form of Registration Rights Agreement

                             FIRST INDUSTRIAL, L.P.

                           EIGHTH AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

      The undersigned, being the sole general partner of First Industrial, L.P. (the "Partnership"), a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, does hereby amend and restate the Seventh Amended and Restated Partnership Agreement (as described below) this 2nd day of June, 2004 as follows:

                                R E C I T A L S:

      A. The Partnership was formed pursuant to a Certificate of Limited Partnership filed on November 23, 1993 with the Secretary of State of the State of Delaware under the name "ProVest, L.P." and a Limited Partnership Agreement dated November 23, 1993 (the "Original Partnership Agreement").

      B. The Original Partnership Agreement was amended and restated as of January 28, 1994 (such amended and restated partnership agreement, the "Prior Partnership Agreement").

      C. A Second Amended and Restated Limited Partnership Agreement was executed as of June 30, 1994, a Third Amended and Restated Partnership Agreement was executed as of May 14, 1997, a Fourth Amended and Restated Partnership Agreement was executed as of June 6, 1997, a Fifth Amended and Restated Partnership Agreement was executed as of February 4, 1998, a Sixth Amended and Restated Partnership Agreement was executed as of March 18, 1998 and a Seventh Amended and Restated Partnership Agreement was executed as of May 26, 2004 (the "Seventh Partnership Agreement").

      D. The General Partner desires to amend and restate the Seventh Partnership Agreement to (i) reflect the interests granted to the Class H Limited Partner (as hereinafter defined) and (ii) set forth the understandings and agreements, including certain rights and obligations, among the Partners (as hereinafter defined) with respect to the Partnership.

                      ARTICLE I - INTERPRETIVE PROVISIONS

      SECTION 1.1 CERTAIN DEFINITIONS. The following terms have the definitions hereinafter indicated whenever used in this Agreement with initial capital letters:

      ACT: The Delaware Revised Uniform Limited Partnership Act, Sections 17-101 to 17-1109 of the Delaware Code Annotated, Title 6, as amended from time to time.

      ADDITIONAL LIMITED PARTNER: A Person admitted to the Partnership as a Limited Partner in accordance with Section 8.7 hereof and who is shown as such on the books and records of the Partnership.

      ADJUSTED CAPITAL ACCOUNT: With respect to any Partner, such Partner's Capital Account maintained in accordance with Section 4.4 hereof, as of the end of the relevant Fiscal Year of the Partnership, after giving effect to the following adjustments:

      (A) Credit to such Capital Account such Partner's share of Partnership Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(g)(1) and such Partner's share of Partner Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(5).

      (B) Debit to such Capital Account the items described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5) and (6).

      The foregoing definition of "Adjusted Capital Account" is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii) and 1.704-2 and shall be interpreted consistently therewith.

      ADJUSTED CAPITAL ACCOUNT DEFICIT: With respect to any Partner, the deficit balance, if any, in that Partner's Adjusted Capital Account as of the end of the relevant Fiscal Year of the Partnership.

      AFFILIATE: With respect to any referenced Person, (i) a member of such Person's immediate family; (ii) any Person who directly or indirectly owns, controls or holds the power to vote ten percent (10%) or more of the outstanding voting securities of the Person in question; (iii) any Person ten percent (10%) or more of whose outstanding securities are directly or indirectly owned, controlled, or held with power to vote by the Person in question; (iv) any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Person in question; (v) if the Person in question is a corporation, any executive officer or director of such Person or of any corporation directly or indirectly controlling such Person; and (vi) if the Person in question is a partnership, any general partner of the partnership or any limited partner owning or controlling ten percent (10%) or more of either the capital or profits interest in such partnership. As used herein, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      AGGREGATE PROTECTED AMOUNT: With respect to the Contributor Partners, as a group, the aggregate balances of the Protected Amounts, if any, of the Contributor Partners, as determined on the date in question.

      AGREED VALUE: In the case of any (i) Contributed Property acquired pursuant to a Contribution Agreement, the value of such Contributed Property as set forth in such Contribution Agreement or, if no such value is set forth for such Contributed Property, the portion of the consideration provided for under such Contribution Agreement allocable to such Contributed Property, as determined by the General Partner in its reasonable discretion, (ii) Contributed Property acquired other than pursuant to a Contribution Agreement, the fair market value of such property at the time of contribution, as determined by the General Partner using such method of valuation as it may adopt in its reasonable discretion and (iii) property distributed to a Partner by the Partnership, the Partnership's Book Value of such property at the time such property is distributed without taking into account, in the case of each of (i), (ii) and
(iii), the amount of any related indebtedness assumed by the Partnership (or the Partner in the case of clause (iii)) or to which the Contributed Property (or distributed property in the case of clause (iii)) is taken subject.

      AGREEMENT: This Eighth Amended and Restated Limited Partnership Agreement and all Exhibits attached hereto, as the same may be amended or restated and in effect from time to time.

      ASSIGNEE: Any Person to whom one or more Partnership Units have been Transferred as permitted under this Agreement but who has not become a Substituted Limited Partner in accordance with the provisions hereof.

      BANKRUPTCY: Either (i) a referenced Person's making an assignment for the benefit of creditors, (ii) the filing by a referenced Person of a voluntary petition in bankruptcy, (iii) a referenced Person's being adjudged insolvent or having entered against him an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by a referenced Person of an answer seeking any reorganization, composition, readjustment, liquidation, dissolution, or similar relief under any law or regulation, (v) the filing by a referenced Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of reorganization, composition, readjustment, liquidation, dissolution, or for similar relief under any statute, law or regulation or (vi) a referenced Person's seeking, consenting to, or acquiescing in the appointment of a trustee, receiver or liquidator for all or substantially all of his property (or court appointment of such trustee, receiver or liquidator).

      BOOK-TAX DISPARITY: With respect to any item of Contributed Property, or property the Book Value of which has been adjusted in accordance with Section 4.4(D), as of the date of determination, the difference between the Book Value of such property and the adjusted basis of such property for federal income tax purposes.

      BOOK VALUE: With respect to any Contributed Property, the Agreed Value of such property reduced (but not below zero) by all Depreciation with respect to such property properly charged to the Partners' Capital Accounts, and with respect to any other asset, the asset's adjusted basis for federal income tax purposes; provided, however, (a) the Book Value of all Partnership Assets shall be adjusted in the event of a revaluation of Partnership Assets in accordance with Section 4.4(D) hereof, (b) the Book Value of any Partnership Asset distributed to any Partner shall be the fair market value of such asset on the date of distribution as determined by the General Partner and (c) such Book Value shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

      CAPITAL ACCOUNT: The account maintained by the Partnership for each Partner described in Section 4.4 hereof.

      CAPITAL CONTRIBUTION: The total amount of cash or cash equivalents and the Agreed Value (reduced to take into account the amount of any related indebtedness assumed by the Partnership, or to which the Contributed Property is subject) of Contributed Property which a Partner contributes or is deemed to contribute to the Partnership pursuant to the terms of this Agreement.

      CASH PAYMENT: The payment to a Redeeming Party of a cash amount determined by multiplying (i) the number of Partnership Units tendered for redemption by such Redeeming Party pursuant to a validly proffered Redemption Notice by (ii) the Unit Value on the date the Redemption Notice is received by the General Partner.

      CERTIFICATE: The Partnership's Certificate of Limited Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time.

      CLASS C DEEMED ORIGINAL ISSUE DATE: (i) in the case of any Class C Unit which is part of the first issuance of such units or part of a subsequent issuance of such units prior to October 1, 1997, the date of such first issuance and (ii) in the case of any such unit which is part of a subsequent issuance of such units on or after October 1, 1997, the later of (x) October 1, 1997 and (y) the last Class C Distribution Period Commencement Date which precedes the date of issuance of such unit and which succeeds the last Class C Distribution Period for which full cumulative Class C Priority Return Amounts have been paid; provided, however, that, in the case of any such unit which is part of a subsequent issuance on or after October 1, 1997, the date of issuance of which falls between (a) the record date for dividends payable on the Series C Preferred Shares on the first succeeding dividend payment date on such stock and
(b) such dividend payment date, the "Class C Deemed Original Issue Date" means the date of the Class C Distribution Period Commencement Date that immediately follows the date of issuance of such unit.

      CLASS C DISTRIBUTION PERIOD: The Class C Initial Distribution Period and each quarterly distribution period thereafter, commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the next Class C Distribution Period Commencement Date.

      CLASS C DISTRIBUTION PERIOD COMMENCEMENT DATE: January 1, April 1, July 1 and October 1 of each year commencing October 1, 1997.

      CLASS C INITIAL DISTRIBUTION PERIOD: The period from the Class C Deemed Original Issue Date for a Class C Unit to, but excluding, October 1, 1997.

      CLASS C LIMITED PARTNER: First Industrial Realty Trust, Inc., a Maryland corporation, in its capacity as a limited partner in the Partnership holding Class C Units.

      CLASS C PRIORITY RETURN AMOUNT: With respect to each Class C Unit, (i) for the Class C Initial Distribution Period, the pro rata portion of the amount referred to in clause (ii) of this definition, computed in accordance with the last sentence of Section 5.3(A) hereof, and (ii) for each Class C Distribution Period thereafter, an amount equal to 2.15625% of that portion of the Capital Contribution of the Class C Limited Partner allocable to each such unit. Class C Priority Return Amounts on each Class C Unit that are not distributed as provided in Section 5.3(A) shall be cumulative from the Class C Deemed Original Issue Date of such unit.

      CLASS C REDEMPTION: As defined in Section 9.1(C) hereof.

      CLASS C REDEMPTION PRICE: As defined in Section 9.1(C) hereof.

      CLASS C UNIT: The Partnership Interest held by the Class C Limited Partner, each full Class C Unit representing a $2,500 Capital Contribution.

      CLASS D DEEMED ORIGINAL ISSUE DATE: (i) in the case of any Class D Unit which is part of the first issuance of such units or part of a subsequent issuance of such units prior to April 1, 1998, the date of such first issuance and (ii) in the case of any such unit which is part of a subsequent issuance of such units on or after April 1, 1998, the later of (x) April 1, 1998 and (y) the last Class D Distribution Period Commencement Date which precedes the date of issuance of such unit and which succeeds the last Class D Distribution Period for which full cumulative Class D Priority Return Amounts have been paid; provided, however, that, in the case of any such unit which is part of a subsequent issuance on or after April 1, 1998, the date of issuance of which falls between (a) the record date for dividends payable on the Series D Preferred Shares on the first succeeding dividend payment date on such stock and
(b) such dividend payment date, the "Class D Deemed Original Issue Date" means the date of the Class D Distribution Period Commencement Date that immediately follows the date of issuance of such unit.

      CLASS D DISTRIBUTION PERIOD: The Class D Initial Distribution Period and each quarterly distribution period thereafter, commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the next Class D Distribution Period Commencement Date.

      CLASS D DISTRIBUTION PERIOD COMMENCEMENT DATE: January 1, April 1, July 1 and October 1 of each year commencing April 1, 1998.

      CLASS D INITIAL DISTRIBUTION PERIOD: The period from the Class D Deemed Original Issue Date for a Class D Unit to, but excluding, April 1, 1998.

      CLASS D LIMITED PARTNER: First Industrial Realty Trust, Inc., a Maryland corporation, in its capacity as a limited partner in the Partnership holding Class D Units.

      CLASS D PRIORITY RETURN AMOUNT: With respect to each Class D Unit, (i) for the Class D Initial Distribution Period, the pro rata portion of the amount referred to in clause (ii) of this definition, computed in accordance with the last sentence of Section 5.3(B) hereof, and (ii) for each Class D Distribution Period thereafter, an amount equal to 1.9875% of that portion of the Capital Contribution of the Class D Limited Partner allocable to each such unit. Class D Priority Return Amounts on each Class D Unit that are not distributed as provided in Section 5.3(B) shall be cumulative from the Class D Deemed Original Issue Date of such unit.

      CLASS D REDEMPTION: As defined in Section 9.1(D) hereof.

      CLASS D REDEMPTION PRICE: As defined in Section 9.1(D) hereof.

      CLASS D UNIT: The Partnership Interest held by the Class D Limited Partner, each full Class D Unit representing a $2,500 Capital Contribution.

      CLASS E DEEMED ORIGINAL ISSUE DATE: (i) in the case of any Class E Unit which is part of the first issuance of such units or part of a subsequent issuance of such units prior to July 1, 1998, the date of such first issuance and (ii) in the case of any such unit which is part of a subsequent issuance of such units on or after July 1, 1998, the later of (x) July 1, 1998 and (y) the last Class E Distribution Period Commencement Date which precedes the date of issuance of such unit and which succeeds the last Class E Distribution Period for which full cumulative Class E Priority Return Amounts have been paid; provided, however, that, in the case of any such unit which is part of a subsequent issuance on or after July 1, 1998, the date of issuance of which falls between (a) the record date for dividends payable on the Series E Preferred Shares on the first succeeding dividend payment date on such stock and
(b) such dividend payment date, the "Class E Deemed Original Issue Date" means the date of the Class E Distribution Period Commencement Date that immediately follows the date of issuance of such unit.

      CLASS E DISTRIBUTION PERIOD: The Class E Initial Distribution Period and each quarterly distribution period thereafter, commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the next Class E Distribution Period Commencement Date.

      CLASS E DISTRIBUTION PERIOD COMMENCEMENT DATE: January 1, April 1, July 1 and October 1 of each year commencing July 1, 1998.

      CLASS E INITIAL DISTRIBUTION PERIOD: The period from the Class E Deemed Original Issue Date for a Class E Unit to, but excluding, July 1, 1998.

      CLASS E LIMITED PARTNER: First Industrial Realty Trust, Inc., a Maryland corporation, in its capacity as a limited partner in the Partnership holding Class E Units.

      CLASS E PRIORITY RETURN AMOUNT: With respect to each Class E Unit, (i) for the Class E Initial Distribution Period, the pro rata portion of the amount referred to in clause (ii) of this definition, computed in accordance with the last sentence of Section 5.3(C) hereof, and (ii) for each Class E Distribution Period thereafter, an amount equal to 7.90% of that portion of the Capital Contribution of the Class E Limited Partner allocable to each such unit. Class E Priority Return Amounts on each Class E Unit that are not distributed as provided in Section 5.3(C) shall be cumulative from the Class E Deemed Original Issue Date of such unit.

      CLASS E REDEMPTION: As defined in Section 9.1(E) hereof.

      CLASS E REDEMPTION PRICE: As defined in Section 9.1(E) hereof.

      CLASS E UNIT: The Partnership Interest held by the Class E Limited Partner, each full Class E Unit representing a $2,500 Capital Contribution.

      CLASS F DISTRIBUTION DATE: Each dividend payment date for the Series F Preferred Shares.

      CLASS F LIMITED PARTNER: First Industrial Realty Trust, Inc., a Maryland Corporation, in its capacity as a limited partner in the Partnership holding Class F Units.

      CLASS F PRIORITY RETURN AMOUNT: With respect to each Class F Unit, that portion of the Capital Contribution of the Class F Limited Partner, allocable to each such unit, multiplied by the Dividend Rate in effect for the Series F Preferred Shares, in each case during the period with respect to which the Class F Priority Return Amount is to be determined.

      CLASS F REDEMPTION: As defined in Section 9.1(F) hereof.

      CLASS F REDEMPTION PRICE: As defined in Section 9.1(F) hereof.

      CLASS F UNIT: The Partnership Interest held by the Class F Limited Partner, each full Class F Unit representing a $100,000 Capital Contribution.

      CLASS G DISTRIBUTION DATE: Each dividend payment date for the Series G Preferred Shares.

      CLASS G LIMITED PARTNER: First Industrial Realty Trust, Inc., a Maryland Corporation, in its capacity as a limited partner in the Partnership holding Class G Units.

      CLASS G PRIORITY RETURN AMOUNT: With respect to each Class G Unit, that portion of the Capital Contribution of the Class G Limited Partner, allocable to each such unit, multiplied by the Dividend Rate in effect for the Series G Preferred Shares, in each case during the period with respect to which the Class G Priority Return Amount is to be determined.

      CLASS G REDEMPTION: As defined in Section 9.1(G) hereof.

      CLASS G REDEMPTION PRICE: As defined in Section 9.1(G) hereof.

      CLASS G UNIT: The Partnership Interest held by the Class G Limited Partner, each full Class G Unit representing a $100,000 Capital Contribution.

      CLASS H DISTRIBUTION DATE: Each dividend payment date for the Series H Preferred Shares.

      CLASS H LIMITED PARTNER: First Industrial Realty Trust, Inc., a Maryland Corporation, in its capacity as a limited partner in the Partnership holding Class H Units.

      CLASS H PRIORITY RETURN AMOUNT: With respect to each Class H Unit, that portion of the Capital Contribution of the Class H Limited Partner, allocable to each such unit, multiplied by the Dividend Rate in effect for the Series H Preferred Shares, in each case during the period with respect to which the Class H Priority Return Amount is to be determined.

      CLASS H REDEMPTION: As defined in Section 9.1(H) hereof.

      CLASS H REDEMPTION PRICE: As defined in Section 9.1(H) hereof.

      CLASS H UNIT: The Partnership Interest held by the Class H Limited Partner, each full Class H Unit representing a $250,000 Capital Contribution.

      CODE: The Internal Revenue Code of 1986, as amended from time to time.

      CONSENT: Either the written consent of a Person or the affirmative vote of such Person at a meeting duly called and held pursuant to this Agreement, as the case may be, to do the act or thing for which the consent is required or solicited, or the act of granting such consent, as the context may require.

      CONTRIBUTED PROPERTY: Each property or other asset (excluding cash and cash equivalents) contributed or deemed contributed to the Partnership.

      CONTRIBUTION AGREEMENTS: Those certain agreements among one or more of the Initial Limited Partners (or Persons in which such Initial Limited Partners have direct or indirect interests) and the Partnership pursuant to which, inter alia, the Initial Limited Partners (or such Persons), directly or indirectly, are contributing property to the Partnership on the Effective Date in exchange for Partnership Units.

      CONTRIBUTOR PARTNER(S): That or those Limited Partner(s) listed as Contributor Partner(s) on Exhibit 1D attached hereto and made a part hereof, as such Exhibit may be amended from time to time by the General Partner, whether by express amendment to this Partnership Agreement or by execution of a written instrument by and between any additional Contributor Partner(s) being affected thereby and the General Partner, acting on behalf of the Partnership and without the prior consent of the Limited Partners (whether or not Contributor Partners other than the Contributor Partner(s) being affected thereby). For purposes hereof, any successor, assignee, or transferee of the Interest of a Contributor Partner (other than the Partnership in connection with a redemption pursuant to Article IX hereof) shall be considered a Contributor Partner for purposes hereof.

      CONVERSION FACTOR: The factor applied for converting Partnership Units to REIT Shares, which shall initially be 1.0; provided, however, in the event that the REIT (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; provided, further, in the event that the Partnership (a) declares or pays a distribution on the outstanding Partnership Units in Partnership Units or makes a distribution to all Partners in Partnership Units, (b) subdivides the outstanding Partnership Units or (c) combines the outstanding Partnership Units into a smaller number of Partnership Units, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the actual number of Partnership Units issued and outstanding on the record date (determined without giving effect to such dividend, distribution, subdivision or combination), and the denominator of which shall be the actual number of Partnership Units (determined after giving effect to such dividend, distribution, subdivision or combination) issued and outstanding on such record date. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

      DEPRECIATION: For each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be adjusted as necessary so as to be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to the beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Book Value using any reasonable method approved by the General Partner.

      DISTRIBUTABLE CASH: with respect to any period, and without duplication:

            (i) all cash receipts of the Partnership during such period from all sources;

            (ii) less all cash disbursements of the Partnership during such period, including, without limitation, disbursements for operating expenses, taxes, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Partnership Interests and capital expenditures;

            (iii) less amounts added to reserves in the sole discretion of the General Partner, plus amounts withdrawn from reserves in the reasonable discretion of the General Partner.

      EFFECTIVE DATE: June 30, 1994.

      ERISA: The Employee Retirement Income Security Act of 1976, as amended from time to time.

      FIRST HIGHLAND LIMITED PARTNERS: Those Limited Partners identified on
Exhibit 1A hereto.

      FIRST HIGHLAND PROPERTIES: Those certain properties acquired by the Partnership pursuant to that certain Contribution Agreement, dated as of March 19, 1996.

      FIRST HIGHLAND UNITS: The Partnership Units issued to the First Highland Limited Partners in connection with the acquisition of the First Highland Properties by the Partnership.

      FISCAL YEAR: The calendar year or in the event of a termination of the Partnership pursuant to Code Section 708, an appropriate portion of such year.

      GENERAL PARTNER: First Industrial Realty Trust, Inc., a Maryland corporation, and its respective successor(s) who or which become Successor General Partner(s) in accordance with the terms of this Agreement.

      GENERAL PARTNER INTEREST: A Partnership Interest held by the General Partner including both its General Partner and Limited Partner Interests. A General Partner Interest may be expressed as a number of Partnership Units.

      INVOLUNTARY WITHDRAWAL: As to any (i) individual shall mean such individual's death, incapacity or adjudication of incompetence, (ii) corporation shall mean its dissolution or revocation of its charter (unless such revocation is promptly corrected upon notice thereof), (iii) partnership shall mean the dissolution and commencement of winding up of its affairs, (iv) trust shall mean the termination of the trust (but not the substitution of trustees), (v) estate shall mean the distribution by the fiduciary of the estate's complete interest in the Partnership and (vi) any Partner shall mean the Bankruptcy of such Partner.

      IRS: The Internal Revenue Service, which administers the internal revenue laws of the United States.

      LB CLOSING DATE: January 31, 1997.

      LB PARTNERS: The persons identified on Exhibit 1C hereto, following their admission to the Partnership as Additional Limited Partners.

      LB UNITS: The Partnership Units issued to the LB Partners in connection with the acquisition by the Partnership of certain properties on the LB Closing Date.

      LIMITED PARTNER: Those Persons listed as such on Exhibit 1B attached hereto and made a part hereof, as such Exhibit may be amended from time to time, including any Person who becomes a Substituted Limited Partner or an Additional Limited Partner in accordance with the terms of this Agreement; provided such term shall not include the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner or the Class H Limited Partner.

      LIMITED PARTNER INTEREST: A Partnership Interest held by a Limited Partner that is a limited partner interest. A Limited Partner Interest may be expressed as a number of Partnership Units.

      NONRECOURSE LIABILITY: A liability as defined in Treasury Regulations
Section 1.704-2(b)(3).

      NOTICE: A writing containing the information required by this Agreement to be communicated to a Person and delivered to such Person in accordance with
Section 12.4; provided, however, that any written communication containing such information actually received by such Person shall constitute Notice for all purposes of this Agreement.

      PARTNER MINIMUM GAIN: The gain (regardless of character) which would be realized by the Partnership if property of the Partnership subject to a partner nonrecourse debt (as such term is defined in Treasury Regulations Section 1.704-2(b)(4)) were disposed of in full satisfaction of such debt on the relevant date. The adjusted basis of property subject to more than one partner nonrecourse debt shall be allocated in a manner consistent with the allocation of basis for purposes of determining Partnership Minimum Gain hereunder. Partner Minimum Gain shall be computed hereunder using the Book Value, rather than the adjusted tax basis, of the Partnership property in accordance with Treasury Regulations Section 1.704-2(d)(3).

      PARTNER NONRECOURSE DEDUCTIONS: With respect to any partner nonrecourse debt (as such term is defined in Treasury Regulations Section 1.704-2(b)(4)), the increase in Partner Minimum Gain during the tax year plus any increase in Partner Minimum Gain for a prior tax year which has not previously generated a Partner Nonrecourse Deduction hereunder. The determination of which Partnership items constitute Partner Nonrecourse Deductions shall be made in a manner consistent with the manner in which Partnership Nonrecourse Deductions are determined hereunder.

      PARTNERS: The General Partner, the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner, the Class H Limited Partner and the Limited Partners as a group. The term "Partner" shall mean a General Partner, the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner, the Class H Limited Partner or a Limited Partner. Such terms shall be deemed to include such other Persons who become Partners pursuant to the terms of this Agreement.

      PARTNERSHIP: The Delaware limited partnership referred to herein as First Industrial, L.P., as such partnership may from time to time be constituted.

      PARTNERSHIP ASSETS: At any particular time, any assets or property (tangible or intangible, choate or inchoate, fixed or contingent) owned by the Partnership.

      PARTNERSHIP INTEREST OR INTEREST: As to any Partner, such Partner's ownership interest in the Partnership and including such Partner's right to distributions under this Agreement and any other rights or benefits which such Partner has in the Partnership, together with any and all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

      PARTNERSHIP MINIMUM GAIN: The aggregate gain (regardless of character) which would be realized by the Partnership if all of the property of the Partnership subject to nonrecourse debt (other than partner nonrecourse debt as such term is defined in Treasury Regulations Section 1.704-2(b)(4)) were disposed of in full satisfaction of such debt and for no other consideration on the relevant date. In the case of any Nonrecourse Liability of the Partnership which is not secured by a mortgage with respect to any specific property of the Partnership, any and all property of the Partnership to which the holder of said liability has recourse shall be treated as subject to such Nonrecourse Liability for purposes of the preceding sentence. Partnership Minimum Gain shall be computed separately for each Nonrecourse Liability of the Partnership. For this purpose, the adjusted basis of property subject to two or more liabilities of equal priority shall be allocated among such liabilities in proportion to the outstanding balance of such liabilities, and the adjusted basis of property subject to two or more liabilities of unequal priority shall be allocated to the liability of inferior priority only to the extent of the excess, if any, of the adjusted basis of such property over the outstanding balance of the liability of superior priority. Partnership Minimum Gain shall be computed hereunder using the Book Value, rather than the adjusted tax basis, of the Partnership property in accordance with Treasury Regulations Section 1.704-2(d)(3).

      PARTNERSHIP NONRECOURSE DEDUCTIONS: The amount of Partnership deductions equal to the increase, if any, in the amount of the aggregate Partnership Minimum Gain during the tax year (plus any increase in Partnership Minimum Gain for a prior tax year which has not previously generated a Partnership Nonrecourse Deduction) reduced (but not below zero) by the aggregate distributions made during the tax year of the proceeds of a Nonrecourse Liability of the Partnership which are attributable to an increase in Partnership Minimum Gain within the meaning of Treasury Regulations Section 1.704-2(d). The Partnership Nonrecourse Deductions for a Partnership tax year shall consist first of depreciation or cost recovery deductions with respect to each property of the Partnership giving rise to such increase in Partnership Minimum Gain on a pro rata basis to the extent of each such increase, with any excess made up pro rata of all items of deduction.

      PARTNERSHIP UNIT: A fractional, undivided share of the Partnership Interests of all Partners (other than the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner and the Class H Limited Partner) issued pursuant to
Section 4.1 hereof.

      PERCENTAGE INTEREST: As to any Partner, the percentage in the Partnership, as determined by dividing the Partnership Units then owned by such Partner by the total number of Partnership Units then outstanding, as the same may be automatically adjusted from time to time to reflect the issuance and redemption of Partnership Units in accordance with this Agreement, without requiring the amendment of Exhibit 1B to reflect any such issuance or redemption.

      PERSON: Any individual, partnership, corporation, trust or other entity.

      PROFITS AND LOSSES: For each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss (as the case may be) for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            a. Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

            b. Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

            c. Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from such Book Value;

            d. In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" herein; and

            e. In the event that any item of income, gain, loss or deduction that has been included in the initial computation of Profit or Loss is subject to the special allocation rules of Sections 5.2(C), 5.2(D) and 5.2(I) through 5.2(N), Profit or Loss shall be recomputed without regard to such item.

      PROTECTED AMOUNT: With respect to any Contributor Partner, the amount set forth or otherwise described opposite the name of such Contributor Partner on
Exhibit 1D attached hereto and made a part hereof, as such Exhibit may be modified from time to time by an amendment to the Partnership Agreement or by execution of a written instrument by and between the Contributor Partner being affected thereby and the General Partner, acting on behalf of the Partnership and without the prior written consent of the Limited Partners (whether or not Contributor Partners other than the Contributor Partner being affected thereby); provided, however, that no Contributor Partner shall be considered to have a Protected Amount from and following the first date upon which such Partner is no longer a Partner of the Partnership.

      RECORD DATE: The record date established by the General Partner for distributions pursuant to Section 5.3 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

      RECOURSE LIABILITIES: The amount of liabilities owed by the Partnership (other than nonrecourse liabilities and liabilities to which Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)).

      REDEEMING PARTY: A Limited Partner or Assignee (other than the General Partner) who tenders Partnership Units for redemption pursuant to a Redemption Notice.

      REDEMPTION DATE: The date for redemption of Partnership Units as set forth in Section 9.2.

      REDEMPTION EFFECTIVE DATE: The first date on which a Redeeming Party may elect to redeem Partnership Units, which date shall be the later of (i) the first anniversary of the date such Partnership Units are issued and (ii) the effective date of any registration statement filed by the Partnership with respect to the REIT Shares to be issued upon redemption of Partnership Units by a Redeeming Party.

      REDEMPTION NOTICE: A Notice to the General Partner by a Redeeming Party, substantially in the form attached as Exhibit 2, pursuant to which the Redeeming Party requests the redemption of Partnership Units in accordance with Article IX.

      REDEMPTION OBLIGATION: The obligation of the Partnership to redeem the Partnership Units as set forth in Section 9.1(A).

      REDEMPTION PERIOD: The 45-day period immediately following the filing with the SEC by the General Partner of an annual report of the General Partner on Form 10-K or a quarterly report of the General Partner on Form 10-Q or such other period or periods as the General Partner may otherwise determine.

      REDEMPTION RESTRICTION: A restriction on the ability of the Partnership to redeem the Partnership Units as set forth in Section 9.1(A).

      REGISTRATION RIGHTS AGREEMENT: A Registration Rights Agreement, substantially in the form of Exhibit 3 hereto, pursuant to which First Industrial will agree to register under the Securities Act of 1933, as amended, REIT Shares issued in connection with Share Payments made under Article IX hereof.

      REIT: A real estate investment trust, as defined in Code Section 856.

      REIT CHARTER: The Articles of Incorporation of First Industrial filed with the Department of Assessments and Taxation of the State of Maryland on August 10, 1993, as the same may be amended or restated and in effect from time to time.

      REIT SHARE: A share of common stock representing an ownership interest in the General Partner.

      REIT SHARE RIGHTS: Rights to acquire additional REIT Shares issued to all holders of REIT Shares, whether in the form of rights, options, warrants or convertible or exchangeable securities, to the extent the same have been issued without additional consideration after the initial acquisition of such REIT Shares.

      SEC: The Securities and Exchange Commission.

      SERIES C PREFERRED SHARES: 8 5/8% Series C Cumulative Preferred Stock of First Industrial Realty Trust, Inc.

      SERIES D PREFERRED SHARES: 7.95% Series D Cumulative Preferred Stock of First Industrial Realty Trust, Inc.

      SERIES E PREFERRED SHARES: 7.90% Series E Cumulative Preferred Stock of First Industrial Realty Trust, Inc.

      SERIES F PREFERRED SHARES: Series F Flexible Cumulative Redeemable Preferred Stock of First Industrial Realty Trust, Inc.

      SERIES G PREFERRED SHARES: Series G Flexible Cumulative Redeemable Preferred Stock of First Industrial Realty Trust, Inc.

      SERIES H PREFERRED SHARES: Series H Flexible Cumulative Redeemable Preferred Stock of First Industrial Realty Trust, Inc.

      SHARE PAYMENT: The payment to a Redeeming Party of a number of REIT Shares determined by multiplying (i) the number of Partnership Units tendered for redemption by such Redeeming Party pursuant to a validly proffered Redemption Notice by (ii) the Conversion Factor. In the event the General Partner grants any REIT

Share Rights prior to such payment, any Share Payment shall include for the Redeeming Party his ratable share of such REIT Share Rights other than REIT Share Rights which have expired.

      SUBSIDIARY: With respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

      SUBSTITUTED LIMITED PARTNER: That Person or those Persons admitted to the Partnership as substitute Limited Partner(s), in accordance with the provisions of this Agreement. A Substituted Limited Partner, upon his admission as such, shall succeed to the rights, privileges and liabilities of his predecessor in interest as a Limited Partner.

      SUCCESSOR GENERAL PARTNER: Any Person who is admitted to the Partnership as substitute General Partner pursuant to this Agreement. A Successor General Partner, upon its admission as such, shall succeed to the rights, privileges and liabilities of its predecessor in interest as General Partner, in accordance with the provisions of the Act.

      TAX MATTERS PARTNER: The General Partner or such other Partner who becomes Tax Matters Partner pursuant to the terms of this Agreement.

      TERMINATING CAPITAL TRANSACTION: The sale or other disposition of all or substantially all of the Partnership Assets or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the Partnership Assets.

      THRESHOLD PERCENTAGE: A percentage equal to 85% on the LB Closing Date and thereafter adjusted upwards (but not downwards) immediately prior to each solicitation of any vote of, or the seeking of any consent, approval or waiver from, the Limited Partners generally, to the sum of (i) 85% and (ii) the number of percentage points equal to the positive difference, if any, between (a) the aggregate Percentage Interest represented by the LB Units immediately following the LB Closing Date and (b) the aggregate Percentage Interest represented by the LP Units immediately prior to any such solicitation. For example, if on the LB Closing Date the LB Units represent a 10% aggregate Percentage Interest, and if immediately prior to a solicitation the Threshold Percentage is 85% and the aggregate Percentage Interest represented by the LB Units is 8%, the Threshold Percentage would be increased to 87% (85% + (10% - 8%)).

      TRANSFER: With respect to any Partnership Unit shall mean a transaction in which a Partner assigns his Partnership Interest to another Person and includes any sale, assignment, gift, pledge, mortgage, exchange, hypothecation, encumbrance or other disposition by law or otherwise; provided, however, the redemption of any Partnership Interest pursuant to Article IX hereof shall not constitute a "Transfer" for purposes hereof.

      TRANSFER RESTRICTION DATE: June 23, 1995.

      TREASURY REGULATIONS: The Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      UNIT VALUE: With respect to any Partnership Unit, the average of the daily market price for a REIT Share for the ten (10) consecutive trading days immediately preceding the date of receipt of a Redemption Notice by the General Partner multiplied by the Conversion Factor. If the REIT Shares are traded on a securities exchange or the NASDAQ-National Market System, the market price for each such trading day shall be the reported last sale price on such day or, if no sales take place on such day, the average of the closing bid and asked prices on such day. If the REIT Shares are not traded on a securities exchange or the NASDAQ-National Market System, the market price for each such trading day shall be determined by the General Partner using any reasonable method of valuation. If a Share Payment would include any REIT Share Rights, the value of such REIT Share Rights shall be determined by the General Partner using any reasonable method of valuation, taking into account the Unit Value determined hereunder and the factors used to make such determination and the value of such REIT Share Rights shall be included in the Unit Value.

      VOTING TERMINATION DATE: The first date after the LB Closing Date on which either (i) the General Partner holds 90% or more of all Partnership Units or
(ii) the aggregate number of Partnership Units held by the General Partner and the LB Partners is less than the product of the Threshold Percentage and the total number of Partnership Units then outstanding.

      SECTION 1.2 RULES OF CONSTRUCTION. The following rules of construction shall apply to this Agreement:

            (A) All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

            (B) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, the singular shall include the plural, and vice versa, as the context may require.

            (C) Each provision of this Agreement shall be considered severable from the rest, and if any provision of this Agreement or its application to any Person or circumstances shall be held invalid and contrary to any existing or future law or unenforceable to any extent, the remainder of this Agreement and the application of any other provision to any Person or circumstances shall not be affected thereby and shall be interpreted and enforced to the greatest extent permitted by law so as to give effect to the original intent of the parties hereto.

            (D) Unless otherwise specifically and expressly limited in the context, any reference herein to a decision, determination, act, action, exercise of a right, power or privilege, or other procedure by the General Partner shall mean and refer to the decision, determination, act, action, exercise or other procedure by the General Partner in its sole and absolute discretion.

                           ARTICLE II - CONTINUATION

      SECTION 2.1 CONTINUATION. The Partners hereby continue the Partnership as a limited partnership under the Act. The General Partner shall take all action required by law to perfect and maintain the Partnership as a limited partnership under the Act and under the laws of all other jurisdictions in which the Partnership may elect to conduct business, including but not limited to the filing of amendments to the Certificate with the Delaware Secretary of State, and qualification of the Partnership as a foreign limited partnership in the jurisdictions in which such qualification shall be required, as determined by the General Partner. The General Partner shall also promptly register the Partnership under applicable assumed or fictitious name statutes or similar laws.

      SECTION 2.2 NAME. The name of the Partnership is First Industrial, L.P. The General Partner may adopt such assumed or fictitious names as it deems appropriate in connection with the qualifications and registrations referred to in Section 2.1.

      SECTION 2.3 PLACE OF BUSINESS; REGISTERED AGENT. The principal office of the Partnership is located at 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, which office may be changed to such other place as the General Partner may from time to time designate. The Partnership may establish offices for the Partnership within or without the State of Delaware as may be determined by the General Partner. The initial registered agent for the Partnership in the State of Delaware is The Corporation Trust Company, whose address is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                         ARTICLE III - BUSINESS PURPOSE

      SECTION 3.1 BUSINESS. The business of the Partnership shall be (i) conducting any business that may be lawfully conducted by a limited partnership pursuant to the Act including, without limitation, acquiring, owning, managing, developing, leasing, marketing, operating and, if and when appropriate, selling, industrial properties, (ii) entering into any partnership, joint venture or other relationship to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, (iii) making loans, guarantees, indemnities or other financial accommodations and borrowing money and pledging its assets to secure the repayment thereof, (iv) to do any of the foregoing with respect to any Affiliate or Subsidiary and (v) doing anything necessary or incidental to the foregoing; provided, however, that business of the Partnership shall be limited so as to permit the General Partner to elect and maintain its status as a REIT (unless the General Partner determines no longer to qualify as a REIT).

      SECTION 3.2 AUTHORIZED ACTIVITIES. In carrying out the purposes of the Partnership, but subject to all other provisions of this Agreement, the Partnership is authorized to engage in any kind of lawful activity, and perform and carry out contracts of any kind, necessary or advisable in connection with the accomplishment of the purposes and business of the Partnership described herein and for the protection and benefit of the Partnership; provided that the General Partner shall not be obligated to cause the Partnership to take, or refraining from taking, any action which, in the judgment of the General Partner, (i) could adversely affect the ability of the General Partner to qualify and continue to qualify as a REIT, (ii) could subject the General Partner to additional taxes under Code Section 857 or 4981 or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities.

                       ARTICLE IV - CAPITAL CONTRIBUTIONS

      SECTION 4.1 CAPITAL CONTRIBUTIONS.

            (A) Upon the contribution to the Partnership of property in accordance with a Contribution Agreement, Partnership Units shall be issued in accordance with, and as contemplated by, such Contribution Agreement, and the Persons receiving such Partnership Units shall become Partners and shall be deemed to have made a Capital Contribution as set forth on Exhibit 1.
   Exhibit 1 also sets forth the initial number of Partnership Units owned by each Partner and the Percentage Interest of each Partner, which Percentage Interest shall be adjusted from time to time by the General Partner to reflect the issuance of additional Partnership Units, the redemption of Partnership Units, additional Capital Contributions and similar events having an effect on a Partner's Percentage Interest. Except as set forth in Section
   4.2 (regarding issuance of additional Partnership Units) or Section 7.6 (regarding withholding obligations), no Partner shall be required under any circumstances to contribute to the capital of the Partnership any amount beyond that sum required pursuant to this Article IV.

            (B) Anything in the foregoing Section 4.1(A) or elsewhere in this Agreement notwithstanding, the Partnership Units held by the General Partner shall, at all times, be deemed to be General Partner units and shall constitute the General Partner Interest.

      SECTION 4.2 ADDITIONAL PARTNERSHIP INTERESTS.

            (A) The Partnership may issue additional limited partnership interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to any Partner or other Person (other than the General Partner, except in accordance with Section 4.2(B) below).

            (B) The Partnership also may from time to time issue to the General Partner additional Partnership Units or other Partnership Interests in such classes and having such designations, preferences and relative rights (including preferences and rights senior to the existing Limited Partner Interests) as shall be determined by the General Partner in accordance with the Act and governing law. Except as provided in Article IX, any such issuance of Partnership Units or Partnership Interests to the General Partner shall be conditioned upon (i) the undertaking by the General Partner of a related issuance of its capital stock (with such shares having designations, rights and preferences such that the economic rights of the holders of such capital stock are substantially similar to the rights of the additional Partnership Interests issued to the General Partner) and the General Partner making a Capital Contribution (a) in an amount equal to the net proceeds raised in the issuance of such capital stock, in the event such capital stock is sold for cash or cash equivalents or (b) the property received in consideration for such capital stock, in the event such capital stock is issued in consideration for other property or
   (ii) the issuance by the General Partner of capital stock under any stock option or bonus plan and the General Partner making a Capital Contribution in an amount equal to the exercise price of the option exercised pursuant to such stock option or other bonus plan.

            (C) Except as contemplated by Article IX (regarding redemptions) or
   Section 4.2(B), the General Partner shall not issue any (i) additional REIT Shares, (ii) rights, options or warrants containing the right to subscribe for or purchase REIT Shares or (iii) securities convertible or exchangeable into REIT Shares (collectively, "Additional REIT Securities") other than to all holders of REIT Shares, pro rata, unless (x) the Partnership issues to the General Partner (i) Partnership Interests, (ii) rights, options or warrants containing the right to subscribe for or purchase Partnership Interests or (iii) securities convertible or exchangeable into Partnership Interests such that the General Partner receives an economic interest in the Partnership substantially similar to the economic interest in the General Partner represented by the Additional REIT Securities and (y) the General Partner contributes to the Partnership the net proceeds from, or the property received in consideration for, the issuance of the Additional REIT Securities and the exercise of any rights contained in any Additional REIT Securities.

      SECTION 4.3 NO THIRD PARTY BENEFICIARIES. The foregoing provisions of this
Article IV are not intended to be for the benefit of any creditor of the Partnership or other Person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or any of the Partners and no such creditor or other Person shall obtain any right under any such foregoing provision against the Partnership or any of the Partners by reason of any debt, liability or obligation (or otherwise).

      SECTION 4.4 CAPITAL ACCOUNTS.

            (A) The Partnership shall establish and maintain a separate Capital Account for each Partner in accordance with Code Section 704 and Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Account of each Partner shall be credited with:

                  (1) the amount of all Capital Contributions made to the Partnership by such Partner in accordance with this Agreement; plus

                  (2) all income and gain of the Partnership computed in accordance with this Section 4.4 and allocated to such Partner pursuant to
Article V (including for purposes of this Section 4.4(A), income and gain exempt from tax);

and shall be debited with the sum of:

                  (1) all losses or deductions of the Partnership computed in accordance with this Section 4.4 and allocated to such Partner pursuant to
Article V,

                  (2) such Partner's distributive share of expenditures of the Partnership described in Code Section 705(a)(2)(B), and

                  (3) all cash and the Agreed Value (reduced to take into account the amount of any related indebtedness assumed by the Partner, or to which the distributed property is subject) of any property actually distributed or deemed distributed by the Partnership to such Partner pursuant to the terms of this Agreement.

      Any reference in any section or subsection of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

            (B) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes, determined in accordance with Code Section 703(a) and accounting for those adjustments set forth in the definition of Profits and Losses, with the following additional adjustments:

                  (1) the computation of all items of income, gain, loss and deduction shall be made without regard to any Code Section 754 election that may be made by the Partnership, except to the extent required in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(m); and

                  (2) in the event the Book Value of any Partnership Asset is adjusted pursuant to Section 4.4(D) below, the amount of such adjustment shall be treated as gain or loss from the disposition of such asset.

            (C) Any transferee of a Partnership Interest shall succeed to a pro rata portion of the transferor's Capital Account transferred.

            (D) Consistent with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f), (i) immediately prior to the acquisition of an additional Partnership Interest by any new or existing Partner in connection with the contribution of money or other property (other than a de minimis amount) to the Partnership, (ii) immediately prior to the distribution by the Partnership to a Partner of Partnership property (other than a de minimis amount) as consideration for a Partnership Interest, (iii) immediately prior to the liquidation of the Partnership as defined in Treasury Regulations
   Section 1.704-1(b)(2)(ii)(g) and (iv) immediately prior to any other event for which the Treasury Regulation Section 1.704-1(b)(2)(iv)(f) permits an adjustment to book value, the Book Value of all Partnership Assets shall be revalued upward or downward to reflect the fair market value of each such Partnership Asset as determined by the General Partner using such reasonable method of valuation as it may adopt.

            (E) The foregoing provisions of this Section 4.4 are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Partners' Capital Accounts are computed hereunder in order to comply with such Treasury Regulations, the General Partner may make such modification if such modification is not likely to have a material effect on the amount distributable to any Partner under the terms of this Agreement and the General Partner notifies the other Partners in writing of such modification prior to making such modification.

      SECTION 4.5 RETURN OF CAPITAL ACCOUNT; INTEREST. Except as otherwise specifically provided in this Agreement, (i) no Partner shall have any right to withdraw or reduce its Capital Contributions or Capital Account, or to demand and receive property other than cash from the Partnership in return for its Capital Contributions or Capital Account; (ii) no Partner shall have any priority over any other Partners as to the return of its Capital Contributions or Capital Account; (iii) any return of Capital Contributions or Capital Accounts to the Partners shall be solely from the Partnership Assets, and no Partner shall be personally liable for any such return; and (iv) no interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

      SECTION 4.6 PREEMPTIVE RIGHTS. No Person shall have any preemptive or similar rights with respect to the issuance or sale of additional Partnership Units.

      SECTION 4.7 REIT SHARE PURCHASES. If the General Partner acquires additional REIT Shares pursuant to Article IX of the REIT Charter, the Partnership shall purchase from the General Partner that number of Partnership Units determined by applying the Conversion Multiple to the number of REIT Shares purchased by the

General Partner at the same price and on the same terms as those upon which the General Partner purchased such REIT Shares.

                   ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS

      SECTION 5.1 LIMITED LIABILITY. For bookkeeping purposes, the Profits of the Partnership shall be shared, and the Losses of the Partnership shall be borne, by the Partners as provided in Section 5.2 below; provided, however, that except as expressly provided in this Agreement, neither any Limited Partner (in its capacity as a Limited Partner), the Class C Limited Partner (in its capacity as Class C Limited Partner), the Class D Limited Partner (in its capacity as Class D Limited Partner), the Class E Limited Partner (in its capacity as Class E Limited Partner), the Class F Limited Partner (in its capacity as Class F Limited Partner), the Class G Limited Partner (in its capacity as Class G Limited Partner) nor the Class H Limited Partner (in its capacity as Class H Limited Partner) shall be personally liable for losses, costs, expenses, liabilities or obligations of the Partnership in excess of its Capital Contribution required under Article IV hereof.

      SECTION 5.2 PROFITS, LOSSES AND DISTRIBUTIVE SHARES.

            (A) PROFITS. After giving effect to the special allocations, if any, provided in Section 5.2(C), (D), (I), (J), (K), (L), (M), and (N), Profits in each Fiscal Year shall be allocated in the following order:

                  (1) First, to the General Partner until the cumulative Profits allocated to the General Partner under this Section 5.2(A)(1), whether in the current or in any prior Fiscal Year equal the cumulative Losses allocated to such Partner under Section 5.2(B)(6), whether in the current or in any prior Fiscal Year;

                  (2) Second, to, Class C Limited Partner, Class D Limited Partner, Class E Limited Partner, Class F Limited Partner, Class G Limited Partner and Class H Limited Partner, in proportion to the cumulative Losses allocated to each such Partner under Section 5.2(B)(5), whether in the current or in any prior Fiscal Year until the cumulative Profits allocated to each such Partner under this Section 5.2(A)(2) equal the cumulative Losses allocated to each such Partner under Section 5.2(B)(5), whether in the current or in any prior Fiscal Year;

                  (3) Third, to each Partner in proportion to the cumulative Losses allocated to such Partner under Section 5.2(B)(4), whether in the current or in any prior Fiscal Year, until the cumulative Profits allocated to such Partner under this Section 5.2(A)(3) equal the cumulative Losses allocated to such Partner under Section 5.2(B)(4), whether in the current or in any prior Fiscal Year;

                  (4) Fourth, to the General Partner until the cumulative Profits allocated to the General Partner under this Section 5.2(A)(4), whether in the current or in any prior Fiscal Year equal the cumulative Losses allocated to such Partner under Section 5.2(B)(3), whether in the current or in any prior Fiscal Year;

                  (5) Fifth, to each Partner in proportion to the cumulative Losses allocated to such Partner under Section 5.2(B)(2), whether in the current or in any prior Fiscal Year, until the cumulative Profits allocated to such Partner under this Section 5.2(A)(5) equal the cumulative Losses allocated to such Partner under Section 5.2(B)(2), whether in the current or in any prior Fiscal Year;

                  (6) Sixth, to each Partner in proportion to the cumulative Losses allocated to such Partner under Section 5.2(B)(1), whether in the current or in any prior Fiscal Year, until the cumulative Profits allocated to such Partner under this Section 5.2(A)(6) equal the cumulative Losses allocated to such Partner under Section 5.2(B)(1), whether in the current or in any prior Fiscal Year; and

                  (7) Then, the balance, if any, to the Partners in proportion to their respective Percentage Interests.

            (B) LOSSES. After giving effect to the special allocations, if any, provided in Section 5.2(C), (D), (I), (J), (K), (L), (M) and (N), Losses in each Fiscal Year shall be allocated in the following order of priority:

                  (1) First, to the Partners (other than the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner and the Class H Limited Partner), in proportion to their respective Percentage Interests, but not in excess of the positive Adjusted Capital Account balance of any Partner prior to the allocation provided for in this Section 5.2(B)(1);

                  (2) Second, to the Partners (other than the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner and the Class H Limited Partner) with positive Adjusted Capital Account balances prior to the allocation provided for in this Section 5.2(B)(2), in proportion to the amount of such balances until all such balances are reduced to zero;

                  (3) Third, to the General Partner until (i) the excess of (a) the cumulative Losses allocated under this Section 5.2(B)(3), whether in the current or in any prior Fiscal Year, over (b) the cumulative Profits allocated under Section 5.2(A)(4), whether in the current or in any prior Fiscal Year, equals (ii) the excess of (a) the amount of Recourse Liabilities over (b) the Aggregate Protected Amount;

                  (4) Fourth, to and among the Contributor Partners, in accordance with their respective Protected Amounts, until the excess of (a) the cumulative Losses allocated under this Section 5.2(B)(4), whether in the current or in any prior Fiscal Year, over (b) the cumulative Profits allocated under 5.2(A)(3), whether in the current or in any prior Fiscal Year, equals the Aggregate Protected Amount (as of the close of the Fiscal Year to which such allocation relates);

                  (5) Fifth, to the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner and the Class H Limited Partner, in accordance with their respective Adjusted Capital Accounts, until their Adjusted Capital Accounts are reduced to zero; and

                  (6) Thereafter, to the General Partner;

provided, however, (i) that, from and following the first Fiscal Year upon which a Contributor Partner is no longer a Partner of the Partnership, the provisions of this Section 5.2(B) shall be null, void and without further force and effect with respect to such Contributor Partner; (ii) that, this Section 5.2(B) shall control, notwithstanding any reallocation or adjustment of taxable income, loss or other items by the Internal Revenue Service or any other taxing authority; provided, however, that neither the Partnership nor the General Partner (nor any of their respective affiliates) is required to indemnify any Contributor Partner (or its affiliates) for the loss of any tax benefit resulting from any reallocation or adjustment of taxable income, loss or other items by the Internal Revenue Service or other taxing authority; and (iii) that, during such period as there are Contributor Partners in the Partnership, the provisions of
Section 5.2(B)(4) shall not be amended in a manner which adversely affects the Contributor Partners (without the consent of each Contributor Partner so affected).

            (C) SPECIAL ALLOCATIONS. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

                  (1) PARTNERSHIP MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any tax year or other period for which allocations are made, each Partner will be specially allocated items of Partnership income and gain for that tax year or other period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during such tax year or other period determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section

5.2(C)(1) is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith, including the exceptions to the minimum gain chargeback requirement set forth in Treasury Regulations Section 1.704-2(f) and (3). If the General Partner concludes, after consultation with tax counsel, that the Partnership meets the requirements for a waiver of the minimum gain chargeback requirement as set forth in Treasury Regulations Section 1.704-2(f)(4), the General Partner may take steps reasonably necessary or appropriate in order to obtain such waiver.

                  (2) PARTNER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section (other than Section 5.2(C)(1) which shall be applied before this Section 5.2(C)(2)), if there is a net decrease in Partner Minimum Gain during any tax year or other period for which allocations are made, each Partner with a share of Partner Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(5) shall be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This Section 5.2(C)(2) is intended to comply with the minimum gain chargeback requirements of Treasury Regulations Section and shall be interpreted consistently therewith, including the exceptions set forth in Treasury Regulations Section 1.704-2(f)(2) and (3) to the extent such exceptions apply to Treasury Regulations Sections 1.704-2(i)(4). If the General Partner concludes, after consultation with tax counsel, that the Partnership meets the requirements for a waiver of the Partner Minimum Gain chargeback requirement set forth in Treasury Regulation 1.704-2(f), but only to the extent such exception applies to Treasury Regulations Section 1.704-2(i)(4), the General Partner may take steps necessary or appropriate to obtain such waiver.

                  (3) QUALIFIED INCOME OFFSET. A Partner who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Partnership income and gain in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulations 1.704-1(b)(2)(ii)(d), the Adjusted Capital Account Deficit of the Partner as quickly as possible, provided that an allocation pursuant to this Section 5.2(C)(3) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2(C)(3) were not contained in this Agreement.

                  (4) PARTNERSHIP NONRECOURSE DEDUCTIONS. Partnership Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Partners in proportion to their respective Percentage Interests.

                  (5) PARTNER NONRECOURSE DEDUCTIONS. Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Partner who bears the economic risk of loss with respect to the liability to which the Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

                  (6) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or (4), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and the gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

                  (7) DEPRECIATION RECAPTURE. In the event there is any recapture of Depreciation or investment tax credit, the allocation thereof shall be made among the Partners in the same proportion as the deduction for such Depreciation or investment tax credit was allocated.

                  (8) INTEREST IN PARTNERSHIP. Notwithstanding any other provision of this Agreement, no allocation of Profit or Loss (or item of Profit or Loss) will be made to a Partner if the allocation would not have "economic effect" under Treasury Regulations Section 1.704-1(b)(2)(ii)(a) or otherwise would not be in accordance with the Partner's interest in the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(3).

            (D) CURATIVE ALLOCATIONS. The allocations set forth in Section 5.2(C)(1) through (8) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is authorized to further allocate Profits, Losses, and other items among the Partners in a reasonable manner so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions would be divided among the Partners under Section 5.3, but for application of the Regulatory Allocations. In general, the reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction, to the extent they exist, among the Partners so that the net amount of the Regulatory Allocations and the special allocations to each Partner is zero. The General Partner may accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.

            (E) TAX ALLOCATIONS.

                  (1) Except as otherwise provided in Section 5.2(E)(2), each item of income, gain, loss and deduction shall be allocated for federal income tax purposes in the same manner as each correlative item of income, gain, loss or deduction, is allocated for book purposes pursuant to the provisions of
Section 5.1 hereof.

                  (2) Notwithstanding anything to the contrary in this Article V, in an attempt to eliminate any Book-Tax Disparity with respect to a Contributed Property, items of income, gain, loss or deduction with respect to each such property shall be allocated for federal income tax purposes among the Partners as follows:

            (a) Depreciation, Amortization and Other Cost Recovery Items. In the case of each Contributed Property with a Book-Tax Disparity, any item of depreciation, amortization or other cost recovery allowance attributable to such property shall be allocated as follows: (x) first, to Partners (the "Non-Contributing Partners") other than the Partners who contributed such property to the Partnership (or are deemed to have contributed the property pursuant to Section 4.1(A)) (the "Contributing Partners") in an amount up to the book allocation of such items made to the Non-Contributing Partners pursuant to Section 5.1 hereof, pro rata in proportion to the respective amount of book items so allocated to the Non-Contributing Partners pursuant to Section 5.1 hereof; and (y) any remaining depreciation, amortization or other cost recovery allowance to the Contributing Partners in proportion to their Percentage Interests. In no event shall the total depreciation, amortization or other cost recovery allowance allocated hereunder exceed the amount of the Partnership's depreciation, amortization or other cost recovery allowance with respect to such property.

            (b) Gain or Loss on Disposition. In the event the Partnership sells or otherwise disposes of a Contributed Property with a Book-Tax Disparity, any gain or loss recognized by the Partnership in connection with such sale or other disposition shall be allocated among the Partners as follows: (x) first, any gain or loss shall be allocated to the Contributing Partners in proportion to their Percentage Interests to the extent required to eliminate any Book-Tax Disparity with respect to such property; and (y) any remaining gain or loss shall be allocated among the Partners in the same manner that the correlative items of book gain or loss are allocated among the Partners pursuant to Section 5.1 hereof.

                  (3) In the event the Book Value of a Partnership Asset (including a Contributed Property) is adjusted pursuant to Section 4.4(D) hereof, all items of income, gain, loss or deduction in respect of such property shall be allocated for federal income tax purposes among the Partners in the same manner as provided in Section 5.2(E)(2) hereof to take into account any variation between the fair market value of the property, as determined by the General Partner using such reasonable method of valuation as it may adopt, and the Book Value of such property, both determined as of the date of such adjustment.

                  (4) The General Partner shall have the authority to elect alternative methods to eliminate the Book-Tax Disparity with respect to one or more Contributed Properties, as permitted by Treasury Regulations Sections 1.704-3 and 1.704-3T, and such election shall be binding on all of the Partners.

                  (5) The Partners hereby intend that the allocation of tax items pursuant to this Section 5.2(E) comply with the requirements of Code
Section 704(c) and Treasury Regulations Sections 1.704-3 and 1.704-3T.

                  (6) The allocation of items of income, gain, loss or deduction pursuant to this Section 5.2(E) are solely for federal, state and local income tax purposes, and the Capital Account balances of the Partners shall be adjusted solely for allocations of "book" items in respect of Partnership Assets pursuant to Section 5.1 hereof.

            (F) OTHER ALLOCATION RULES. The following rules will apply to the calculation and allocation of Profits, Losses and other items:

                  (1) Except as otherwise provided in this Agreement, all Profits, Losses and other items allocated to the Partners will be allocated among them in proportion to their Percentage Interests.

                  (2) For purposes of determining the Profits, Losses or any other item allocable to any period, Profits, Losses and other items will be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the related Treasury Regulations.

                  (3) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss and deduction, and other allocations not provided for in this Agreement will be divided among the Partners in the same proportions as they share Profits and Losses, provided that any credits shall be allocated in accordance with Treasury Regulations Section 1.704-1(b)(4)(ii).

                  (4) For purposes of Treasury Regulations Section 1.752-3(a), the Partners hereby agree that any Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the Partnership Minimum Gain and (ii) the aggregate amount of taxable gain that would be allocated to the Partners under Section 704(c) (or in the same manner as Section 704(c) in connection with a revaluation of Partnership property) if the Partnership disposed of (in a taxable transaction) all Partnership property subject to one or more Nonrecourse Liabilities of the Partnership in full satisfaction of such Liabilities and for no other consideration, shall be allocated among the Partners in accordance with their respective Partnership Interests; provided that the General Partner shall have discretion in any Fiscal Year to allocate such excess Nonrecourse Liabilities among the Partners (a) in a manner reasonably consistent with allocations (that have substantial economic effect) of some other significant item of Partnership income or gain or (b) in accordance with the manner in which it is reasonably expected that the deductions attributable to the excess Nonrecourse Liabilities will be allocated.

            (G) PARTNER ACKNOWLEDGMENT. The Partners agree to be bound by the provisions of this Section 5.2 in reporting their shares of Partnership income, gain, loss, deduction and credit for income tax purposes.

            (H) REGULATORY COMPLIANCE. The foregoing provisions of this Section
   5.2 relating to the allocation of Profits, Losses and other items for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704-1(b), 1.704-2, 1.704-3 and 1.704-3T and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

            (I) CLASS C PRIORITY ALLOCATION. The holders of the Class C Units shall be allocated gross income such that, from the inception of the partnership through the end of the Fiscal Year to which the allocation relates, including the year of liquidation of the Partnership in accordance with Article X, the sum of all priority allocations pursuant to this Section 5.2(I) equals (or approaches as nearly as possible) the sum of all Class C Priority Return Amounts accrued through the end of the fiscal year to which the allocation relates.

            (J) CLASS D PRIORITY ALLOCATION. The holders of Class D Units shall be allocated gross income such that, from the inception of the partnership through the end of the fiscal year to which the allocation relates, including the year of liquidation of the Partnership in accordance with Article X, the sum of all priority allocations pursuant to this Section 5.2(J) equals (or approaches as nearly as possible) the sum of all Class D Priority Return Amounts accrued through the end of the fiscal year to which the allocation relates.

            (K) CLASS E PRIORITY ALLOCATION. The holders of Class E Units shall be allocated gross income such that, from the inception of the partnership through the end of the fiscal year to which the allocation relates, including the year of liquidation of the Partnership in accordance with Article X, the sum of all priority allocations pursuant to this Section 5.2(K) equals (or approaches as nearly as possible) the sum of all Class E Priority Return Amounts accrued through the end of the fiscal year to which the allocation relates.

            (L) CLASS F PRIORITY ALLOCATION. The holders of Class F Units shall be allocated gross income such that, from the inception of the partnership through the end of the fiscal year to which the allocation relates, including the year of liquidation of the Partnership in accordance with Article X, the sum of all priority allocations pursuant to this Section 5.2(L) equals (or approaches as nearly as possible) the sum of all Class F Priority Return Amounts accrued through the end of the fiscal year to which the allocation relates.

            (M) CLASS G PRIORITY ALLOCATION. The holders of Class G Units shall be allocated gross income such that, from the inception of the partnership through the end of the fiscal year to which the allocation relates, including the year of liquidation of the Partnership in accordance with Article X, the sum of all priority allocations pursuant to this Section 5.2(M) equals (or approaches as nearly as possible) the sum of all Class G Priority Return Amounts accrued through the end of the fiscal year to which the allocation relates.

            (N) CLASS H PRIORITY ALLOCATION. The holders of Class H Units shall be allocated gross income such that, from the inception of the partnership through the end of the fiscal year to which the allocation relates, including the year of liquidation of the Partnership in accordance with Article X, the sum of all priority allocations pursuant to this Section 5.2(N) equals (or approaches as nearly as possible) the sum of all Class H Priority Return Amounts accrued through the end of the fiscal year to which the allocation relates.

      SECTION 5.3 DISTRIBUTIONS.

            (A) The General Partner shall cause the Partnership to distribute to the holder of each Class C Unit an amount in cash equal to the cumulative undistributed Class C Priority Return Amount with respect to each such unit (provided that the amount distributable pursuant to this Section 5.3(A) shall not be in excess of the Distributable Cash) on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 1997 (or in the case of a Class C Unit with a Class C Deemed Original Issue Date after September 30, 1997, on the first such distribution date following the applicable Class C Deemed Original Issue Date); provided that, if any such distribution date shall be a Saturday, Sunday or day on which banking institutions in the State of New York are authorized or obligated by law to close, or a day which is declared a national or New York State holiday (any of the foregoing, a "Non-business Day"), then such distribution shall be made on the next succeeding day which is not a Non-business Day. Class C Priority Return Amounts that are distributable with respect to a period greater or less than a full Class C Distribution Period shall be computed on the basis of a 360-day year consisting of 12 30-day months.

            (B) The General Partner shall cause the Partnership to distribute to the holder of each Class D Unit an amount in cash equal to the cumulative undistributed Class D Priority Return Amount with respect to each such unit (provided that the amount distributable pursuant to this Section 5.3(B) shall not be in excess of the Distributable Cash) on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1998 (or in the case of a Class D Unit with a Class D Deemed Original Issue Date after March 31, 1998, on the first such distribution date following the applicable Class D Deemed Original Issue Date); provided that, if any such distribution date shall be a Saturday, Sunday or day on which banking institutions in the State of New York are authorized or obligated by law to close, or a day which is declared a national or New York State holiday (any of the foregoing, a "Non-business Day"), then such distribution shall be made on the next succeeding day which is not a Non-business Day. Class D Priority Return Amounts that are distributable with respect to a period greater or less than a full Class D Distribution Period shall be computed on the basis of a 360-day year consisting of 12 30-day months.

            (C) The General Partner shall cause the Partnership to distribute to the holder of each Class E Unit an amount in cash equal to the cumulative undistributed Class E Priority Return Amount with respect to each such unit (provided that the amount distributable pursuant to this Section 5.3(C) shall not be in excess of the Distributable Cash) on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1998 (or in the case of a Class E Unit with a Class E Deemed Original Issue Date after June 30, 1998, on the first such distribution date following the applicable Class E Deemed Original Issue Date); provided that, if any such distribution date shall be a Saturday, Sunday or day on which banking institutions in the State of New York are authorized or obligated by law to close, or a day which is declared a national or New York State holiday (any of the foregoing, a "Non-business Day"), then such distribution shall be made on the next succeeding day which is not a Non-business Day. Class E Priority Return Amounts that are distributable with respect to a period greater or less than a full Class E Distribution Period shall be computed on the basis of a 360-day year consisting of 12 30-day months.

            (D) The General Partner shall cause the Partnership to distribute to the holder of each Class F Unit an amount in cash equal to the cumulative undistributed Class F Priority Return Amount with respect to each such unit (provided that the amount distributable pursuant to this section 5.3(D) shall not be in excess of the Distributable Cash) on each Class F Distribution Date.

            (E) The General Partner shall cause the Partnership to distribute to the holder of each Class G Unit an amount in cash equal to the cumulative undistributed Class G Priority Return Amount with respect to each such unit (provided that the amount distributable pursuant to this section 5.3(E) shall not be in excess of the Distributable Cash) on each Class G Distribution Date.

            (F) The General Partner shall cause the Partnership to distribute to the holder of each Class H Unit an amount in cash equal to the cumulative undistributed Class H Priority Return Amount with respect to each such unit (provided that the amount distributable pursuant to this section 5.3(F) shall not be in excess of the Distributable Cash) on each Class H Distribution Date.

            (G) After giving effect to Sections 5.3(A), (B), (C), (D), (E) and
   (F), if applicable, the General Partner shall have the authority to cause the Partnership to make distributions from time to time as it determines, including without limitation, distributions which are sufficient to enable the General Partner to (i) maintain its status as a REIT, (ii) avoid the imposition of any tax under Code Section 857 and (iii) avoid the imposition of any excise tax under Code Section 4981. Except as otherwise expressly set forth in this Section 5.3(G), all Distributions pursuant to this Section 5.3 shall be made on a pari passu basis.

            (H) Distributions pursuant to Section 5.3(G) shall be made pro rata among the Partners of record on the Record Date established by the General Partner for the distribution, in accordance with their respective Percentage Interests, without regard to the length of time the record holder has been such except that the first distribution paid on Units issued after June 1, 1996 shall be pro rated to reflect the actual portion of the period for which the distribution is being paid during which such Units were outstanding, or shall be in such other amount or computed on such other basis as may be agreed by the General Partner and the holders of such Units, provided that such other amount or the amount so computed, as applicable, may not exceed the aforementioned pro rated amount.

            (I) The General Partner shall use its reasonable efforts to make distributions to the Partners so as to preclude any distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Partner under Section 707 of the Code or the Treasury Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Partner being so treated.

      SECTION 5.4 DISTRIBUTION UPON REDEMPTION. Notwithstanding any other provision hereof, proceeds of (i) a Class C Redemption shall be distributed to the Class C Limited Partner in accordance with Section 9.1(C), (ii) a Class D Redemption shall be distributed to the Class D Limited Partner in accordance with Section 9.1(D), (iii) a Class E Redemption shall be distributed to the Class E Limited Partner in accordance with Section 9.1(E), (iv) a Class F Redemption shall be distributed to the Class F Limited Partner in accordance with Section 9.1(F), (v) a Class G Redemption shall be distributed to the Class G Limited Partner in accordance with Section 9.1(G) and (vi) a Class H Redemption shall be distributed to the Class H Limited Partner in accordance with Section 9.1(H).

      SECTION 5.5 DISTRIBUTIONS UPON LIQUIDATION. Notwithstanding any other provision hereof, proceeds of a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 10.2.

      SECTION 5.6 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of state or local tax law and Section 7.6 of this Agreement with respect to any allocation, payment or distribution to the General Partner, the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner, the Class H Limited Partner, the Limited Partners or Assignees shall be treated as amounts distributed to such General Partner, the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner, the Class H Limited Partner, the Limited Partners or Assignees, as applicable, pursuant to Section 5.3 of this Agreement.

                      ARTICLE VI - PARTNERSHIP MANAGEMENT

      SECTION 6.1 MANAGEMENT AND CONTROL OF PARTNERSHIP BUSINESS.

            (A) Except as otherwise expressly provided or limited by the provisions of this Agreement, the General Partner shall have full, exclusive and complete discretion to manage the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take all such action as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. Except as set forth in this Agreement, the Limited Partners shall not have any authority, right, or power to bind the Partnership, or to manage, or to participate in the management of the business and affairs of the Partnership in any manner whatsoever. Such management shall in every respect be the full and complete responsibility of the General Partner alone as herein provided.

            (B) In carrying out the purposes of the Partnership, the General Partner shall be authorized to take all actions it deems necessary and appropriate to carry on the business of the Partnership. The Limited Partners, the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner and the Class H Limited Partner, by execution hereof, agree that the General Partner is authorized to execute, deliver and perform any agreement and/or transaction on behalf of the Partnership.

            (C) The General Partner and its Affiliates may acquire Limited Partner Interests from Limited Partners who agree so to transfer Limited Partner Interests or from the Partnership in accordance with Section 4.2(A). Any Limited Partner Interest acquired by the General Partner shall be converted into a General Partner Interest. Upon acquisition of any Limited Partner Interest, any Affiliate of the General Partner shall have all the rights of a Limited Partner.

      SECTION 6.2 NO MANAGEMENT BY LIMITED PARTNERS; LIMITATION OF LIABILITY.

            (A) Neither the Limited Partners, in their capacity as Limited Partners, the Class C Limited Partner, in its capacity as Class C Limited Partner, the Class D Limited Partner, in its capacity as Class D Limited Partner, the Class E Limited Partner, in its capacity as Class E Limited Partner, the Class F Limited Partner, in its capacity as Class F Limited Partner, the Class G Limited Partner, in its capacity as Class G Limited Partner, nor the Class H Limited Partner, in its capacity as Class H Limited Partner, shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership or have any right, power, or authority to act for or on behalf of or to bind the Partnership or transact any business in the name of the Partnership. Neither the Limited Partners, the Class C Limited Partner, in its capacity as Class C Limited Partner, the Class D Limited Partner, in its capacity as Class D Limited Partner, the Class E Limited Partner, in its capacity as Class E Limited Partner, the Class F Limited Partner, in its capacity as Class F Limited Partner, the Class G Limited Partner, in its capacity as Class G Limited Partner, nor the Class H Limited Partner, in its capacity as Class H Limited Partner, shall have any rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof. Any approvals rendered or withheld by the Limited Partners, the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner or the Class H Limited Partner pursuant to this Agreement shall be deemed as consultation with or advice to the General Partner in connection with the business of the Partnership and, in accordance with the Act, shall not be deemed as participation by the Limited Partners, the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner or the Class H Limited Partner in the business of the Partnership and are not intended to create any inference that the Limited Partners, the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner or the Class H Limited Partner should be classified as general partners under the Act.

            (B) Neither the Limited Partner, the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner nor the Class H Limited Partner, shall have any liability under this Agreement except with respect to withholding under Section 7.6, in connection with a violation of any provision of this Agreement by such Limited Partner, the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner or the Class H Limited Partner or as provided in the Act.

            (C) The General Partner shall not take any action which would subject a Limited Partner (in its capacity as Limited Partner), the Class C Limited Partner (in its capacity as Class C Limited Partner), the Class D Limited Partner (in its capacity as Class D Limited Partner), the Class E Limited Partner (in its capacity as Class E Limited Partner), the Class F Limited Partner (in its capacity as Class F Limited Partner), the Class G Limited Partner (in its capacity as Class G Limited Partner) or the Class H Limited Partner (in its capacity as Class H Limited Partner) to liability as a general partner.

      SECTION 6.3 LIMITATIONS ON PARTNERS.

            (A) No Partner or Affiliate of a Partner shall have any authority to perform (i) any act in violation of any applicable law or regulation thereunder, (ii) any act prohibited by Section 6.2(C), or (iii) any act which is required to be Consented to or ratified pursuant to this Agreement without such Consent or ratification.

            (B) No action shall be taken by a Partner if it would cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes or, without the consent of the General Partner, as a publicly-traded partnership within the meaning of Section 7704 of the Code. A determination of whether such action will have the above described effect shall be based upon a declaratory judgment or similar relief obtained from a court of competent jurisdiction, a favorable ruling from the IRS or the receipt of an opinion of counsel.

      SECTION 6.4 BUSINESS WITH AFFILIATES.

            (A) The General Partner, in its discretion, may cause the Partnership to transact business with any Partner or its Affiliates for goods or services reasonably required in the conduct of the Partnership's business; provided that any such transaction shall be effected only on terms competitive with those that may be obtained in the marketplace from unaffiliated Persons. The foregoing proviso shall not apply to transactions between the Partnership and its Subsidiaries. In addition, neither the General Partner nor any Affiliate of the General Partner may sell, transfer or otherwise convey any property to, or purchase any property from, the Partnership, except (i) on terms competitive with those that may be obtained in the marketplace from unaffiliated Persons or (ii) where the General Partner determines, in its sole judgment, that such sale, transfer or conveyance confers benefits on the General Partner or the Partnership in respect of matters of tax or corporate or financial structure; provided, in the case of this clause (ii), such sale, transfer, or conveyance is not being effected for the purpose of materially disadvantaging the Limited Partners.

            (B) In furtherance of Section 6.4(A), the Partnership may lend or contribute to its Subsidiaries on terms and conditions established by the General Partner.

      SECTION 6.5 COMPENSATION; REIMBURSEMENT OF EXPENSES. In consideration for the General Partner's services to the Partnership in its capacity as General Partner, the Partnership shall pay on behalf of or reimburse to the General Partner (i) all expenses of the General Partner incurred in connection with the management of the business and affairs of the Partnership, including all employee compensation of employees of the General Partner and indemnity or other payments made pursuant to agreements entered into in furtherance of the Partnership's business, (ii) all amounts payable by the General Partner under the Registration Rights Agreement and (iii) all general and administrative expenses incurred by the General Partner. Except as otherwise set forth in this Agreement, the General Partner shall be fully and entirely reimbursed by the Partnership for any and all direct and indirect costs and expenses incurred in connection with the organization and continuation of the Partnership pursuant to this Agreement. In addition, the General Partner shall be reimbursed for all expenses incurred by the General Partner in connection with (i) the initial public offering of REIT Shares by the General Partner and (ii) any other issuance of additional Partnership Interests or REIT Shares.

      SECTION 6.6 LIABILITY FOR ACTS AND OMISSIONS.

            (A) The General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the other Partners for any act or omission performed or omitted in good faith on behalf of the Partnership and in a manner reasonably believed to be (i) within the scope of the authority granted by this Agreement and (ii) in the best interests of the Partnership or the stockholders of the General Partner. In exercising its authority hereunder, the General Partner may, but shall not be under any obligation to, take into account the tax consequences to any Partner of any action it undertakes on behalf of the Partnership. Neither the General Partner nor the Partnership shall have any liability as a result of any income tax liability incurred by a Partner as a result of any action or inaction of the General Partner hereunder and, by their execution of this Agreement, the Limited Partners acknowledge the foregoing.

            (B) Unless otherwise prohibited hereunder, the General Partner shall be entitled to exercise any of the powers granted to it and perform any of the duties required of it under this Agreement directly or through any agent. The General Partner shall not be responsible for any misconduct or negligence on the part of any agent; provided that the General Partner selected or appointed such agent in good faith.

      The General Partner acknowledges that it owes fiduciary duties both to its stockholders and to the Limited Partners and it shall use its reasonable efforts to discharge such duties to each; provided, however, that in the event of a conflict between the interests of the stockholders of the General Partner and the interests of the Limited Partners, the Limited Partners agree that the General Partner shall discharge its fiduciary duties to the Limited Partners by acting in the best interests of the General Partner's stockholders. Nothing contained in the preceding sentence shall be construed as entitling the General Partner to realize any profit or gain from any transaction between the General Partner and the Partnership (except in connection with a distribution in accordance with this

Agreement), including from the lending of money by the General Partner to the Partnership or the contribution of property by the General Partner to the Partnership, it being understood that in any such transaction the General Partner shall be entitled to cost recovery only.

      SECTION 6.7 INDEMNIFICATION.

            (A) The Partnership shall indemnify the General Partner and each director, officer and stockholder of the General Partner and each Person (including any Affiliate) designated as an agent by the General Partner in its reasonable discretion (each, an "Indemnified Party") to the fullest extent permitted under the Act (including any procedures set forth therein regarding advancement of expenses to such Indemnified Party) from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys' fees), judgments, fines, settlements and any other amounts arising out of or in connection with any claims, demands, actions, suits or proceedings (civil, criminal or administrative) relating to or resulting (directly or indirectly) from the operations of the Partnership, in which such Indemnified Party becomes involved, or reasonably believes it may become involved, as a result of the capacity referred to above.

            (B) The Partnership shall have the authority to purchase and maintain such insurance policies on behalf of the Indemnified Parties as the General Partner shall determine, which policies may cover those liabilities the General Partner reasonably believes may be incurred by an Indemnified Party in connection with the operation of the business of the Partnership. The right to procure such insurance on behalf of the Indemnified Parties shall in no way mitigate or otherwise affect the right of any such Indemnified Party to indemnification pursuant to Section 6.7(A) hereof.

            (C) The provisions of this Section 6.7 are for the benefit of the Indemnified Parties, their heirs, successors, assigns and administrators and shall not be deemed to create any rights in or benefit to any other Person.

             ARTICLE VII - ADMINISTRATIVE, FINANCIAL AND TAX MATTERS

      SECTION 7.1 BOOKS AND RECORDS. The General Partner shall maintain at the office of the Partnership full and accurate books of the Partnership showing all receipts and expenditures, assets and liabilities, profits and losses, names and current addresses of Partners, and all other records necessary for recording the Partnership's business and affairs. Each Limited Partner shall have, upon written demand and at such Limited Partner's expense, the right to receive true and complete information regarding Partnership matters to the extent required (and subject to the limitations) under Delaware law.

      SECTION 7.2 ANNUAL AUDIT AND ACCOUNTING. The books and records of the Partnership shall be kept for financial and tax reporting purposes on the accrual basis of accounting in accordance with generally accepted accounting principles ("GAAP"). The accounts of the Partnership shall be audited annually by a nationally recognized accounting firm of independent public accountants selected by the General Partner (the "Independent Accountants").

      SECTION 7.3 PARTNERSHIP FUNDS. The General Partner shall have responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its direct or indirect possession or control. All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signatures as the General Partner may from time to time determine.

      SECTION 7.4 REPORTS AND NOTICES. The General Partner shall provide all Partners with the following reports no later than the dates indicated or as soon thereafter as circumstances permit:

            (A) By March 31 of each year, IRS Form 1065 and Schedule K-1, or similar forms as may be required by the IRS, stating each Partner's allocable share of income, gain, loss, deduction or credit for the prior Fiscal Year;

            (B) Within ninety (90) days after the end of each of the first three
   (3) fiscal quarters, as of the last day of the fiscal quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner if such statements are prepared on a consolidated basis with the General Partner, and such other information as may be legally required or determined to be appropriate by the General Partner; and

            (C) Within one hundred twenty (120) days after the end of each Fiscal Year, as of the close of the Fiscal Year, an annual report containing audited financial statements of the Partnership, or of the General Partner if such statements are prepared on a consolidated basis with the General Partner, presented in accordance with GAAP and certified by the Independent Accountants.

      SECTION 7.5 TAX MATTERS.

            (A) The General Partner shall be the Tax Matters Partner of the Partnership for federal income tax matters pursuant to Code Section 6231(a)(7)(A). The Tax Matters Partner is authorized and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by any federal, state, or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. The Tax Matters Partner shall deliver to the Limited Partners within ten (10) business days of the receipt thereof a copy of any notice or other communication with respect to the Partnership received from the IRS (or other governmental tax authority), or any court, in each case with respect to any administrative or judicial proceeding involving the Partnership. The Partners agree to cooperate with each other in connection with the conduct of all proceedings pursuant to this
   Section 7.5(A).

            (B) The Tax Matters Partner shall receive no compensation for its services in such capacity. If the Tax Matters Partner incurs any costs related to any tax audit, declaration of any tax deficiency or any administrative proceeding or litigation involving any Partnership tax matter, such amount shall be an expense of the Partnership and the Tax Matters Partner shall be entitled to full reimbursement therefor.

            (C) The General Partner shall cause to be prepared all federal, state and local income tax returns required of the Partnership at the Partnership's expense.

            (D) Except as set forth herein, the General Partner shall determine whether to make (and, if necessary, revoke) any tax election available to the Partnership under the Code or any state tax law; provided, however, upon the request of any Partner, the General Partner shall make the election under Code Section 754 and the Treasury Regulations promulgated thereunder. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership in accordance with the provisions of Code Section 709.

      SECTION 7.6 WITHHOLDING. Each Partner hereby authorizes the Partnership to withhold from or pay to any taxing authority on behalf of such Partner any tax that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner. Any amount paid to any taxing authority which does not constitute a reduction in the amount otherwise distributable to such Partner shall be treated as a loan from the Partnership to such Partner, which loan shall bear interest at the "prime rate" as published from time to time in The Wall Street Journal plus two (2) percentage points, and shall be repaid within ten (10) business days after request for repayment from the General Partner. The obligation to repay any such loan shall be secured by such Partner's Partnership Interest and each Partner hereby grants the Partnership a security interest in his Partnership Interest for the purposes set forth in this Section 7.6, this Section 7.6 being intended to serve as a security agreement for purposes of the Uniform Commercial Code with the General Partner having in respect hereof all of the remedies of a secured party under the Uniform Commercial Code. Each Partner agrees to take such reasonable actions as the General Partner may request to perfect and continue the perfection of the security interest granted hereby. In the event any Partner fails to repay any deemed loan pursuant to this Section 7.6 the Partnership shall be entitled to avail itself of any rights and remedies it may have. Furthermore, upon the expiration of ten (10) business days after demand for payment, the General Partner shall have the right, but not the obligation, to make the payment to the Partnership on behalf of the defaulting Partner and thereupon be subrogated to the rights of the Partnership with respect to such defaulting Partner.

    ARTICLE VIII - TRANSFER OF PARTNERSHIP INTERESTS; ADMISSIONS OF PARTNERS

      SECTION 8.1 TRANSFER BY GENERAL PARTNER. The General Partner may not voluntarily withdraw or Transfer all or any portion of its General Partner Interest. Notwithstanding the foregoing, the General Partner may pledge its General Partner Interest in furtherance of the Partnership's business (including without limitation, in connection with a loan agreement under which the Partnership is a borrower) without the consent of any Partner.

      SECTION 8.2 OBLIGATIONS OF A PRIOR GENERAL PARTNER. Upon an Involuntary Withdrawal of the General Partner and the subsequent Transfer of the General Partner's Interest, such General Partner shall (i) remain liable for all obligations and liabilities (other than Partnership liabilities payable solely from Partnership Assets) incurred by it as General Partner before the effective date of such event and (ii) pay all costs associated with the admission of its Successor General Partner. However, such General Partner shall be free of and held harmless by the Partnership against any obligation or liability incurred on account of the activities of the Partnership from and after the effective date of such event, except as provided in this Agreement.

      SECTION 8.3 SUCCESSOR GENERAL PARTNER. A successor to all of a General Partner's General Partner Interest who is proposed to be admitted to the Partnership as a Successor General Partner shall be admitted as the General Partner, effective upon the Transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In addition, the following conditions must be satisfied:

            (A) The Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner; and

            (B) An amendment to this Agreement evidencing the admission of such Person as a General Partner shall have been executed by all General Partners and an amendment to the Certificate shall have been filed for recordation as required by the Act.

            (C) Any consent required under Section 10.1(A) hereof shall have been obtained.

      SECTION 8.4 RESTRICTIONS ON TRANSFER AND WITHDRAWAL BY LIMITED PARTNER.

            (A) Subject to the provisions of Section 8.4(D), no Limited Partner may Transfer all or any portion of his Partnership Interest without first obtaining the Consent of the General Partner, which Consent may be granted or withheld in the sole and absolute discretion of the General Partner. Any such purported transfer undertaken without such Consent shall be considered to be null and void ab initio and shall not be given effect. Each Limited Partner acknowledges that the General Partner has agreed not to grant any such consent prior to the Transfer Restriction Date.

            (B) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (A) above or clause (D) below or a Transfer pursuant to clause (C) below) of all of his Partnership Units pursuant to this Article VIII or pursuant to a redemption or exchange of all of his Partnership Units pursuant to Article IX. Upon the permitted Transfer or redemption of all of a Limited Partner's Partnership Units, such Limited Partner shall cease to be a Limited Partner.

            (C) Upon the Involuntary Withdrawal of any Limited Partner (which shall under no circumstance cause the dissolution of the Partnership), the executor, administrator, trustee, guardian, receiver or conservator of such Limited Partner's estate shall become a Substituted Limited Partner upon compliance with the provisions of Section 8.5(A)(1)-(3).

            (D) Subject to Section 8.4(E), a Limited Partner may Transfer, with the Consent of the General Partner, all or a portion of his Partnership Units to (a) a parent or parents, spouse, natural or adopted descendant or descendants, spouse of such a descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (b) a corporation controlled by a Person or Persons named in (a) above, or (c) if the Limited Partner is an entity, its beneficial owners, and the General Partner shall grant its Consent to any Transfer pursuant to this Section 8.4(D) unless such Transfer, in the reasonable judgment of the General Partner, would cause (or have the potential to cause) the General Partner to fail to qualify for taxation as a REIT, in which case the General Partner shall have the absolute right to refuse to permit such Transfer, and any purported Transfer in violation of this Section 8.4(D) shall be null and void ab initio.

            (E) No Transfer of Limited Partnership Units shall be made if such Transfer would (i) in the opinion of Partnership counsel, cause the Partnership to be terminated for federal income tax purposes or to be treated as an association taxable as a corporation (rather than a partnership) for federal income tax purposes; (ii) be effected through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704 and the Treasury Regulations thereunder, (iii) in the opinion of Partnership counsel, violate the provisions of applicable securities laws; (iv) violate the terms of (or result in a default or acceleration under) any law, rule, regulation, agreement or commitment binding on the Partnership; (v) cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the Code); (vi) in the opinion of counsel to the Partnership, cause any portion of the underlying assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; or (vii) result in a deemed distribution to any Partner attributable to a failure to meet the requirements of Treasury Regulations Section 1.752-2(d)(1), unless such Partner consents thereto.

            (F) Prior to the consummation of any Transfer under this Section 8.4, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

      SECTION 8.5 SUBSTITUTED LIMITED PARTNER.

            (A) No transferee shall become a Substituted Limited Partner in place of his assignor unless and until the following conditions have been satisfied:

                  (1) The assignor and transferee file a Notice or other evidence of Transfer and such other information reasonably required by the General Partner, including, without limitation, names, addresses and telephone numbers of the assignor and transferee;

                  (2) The transferee executes, adopts and acknowledges this Agreement, or a counterpart hereto, and such other documents as may be reasonably requested by the General Partner, including without limitation, all documents necessary to comply with applicable tax and/or securities rules and regulations;

                  (3) The assignor or transferee pays all costs and fees incurred or charged by the Partnership to effect the Transfer and substitution; and

                  (4) The assignor or transferee obtains the written Consent of the General Partner, which may be given or withheld in its sole and absolute discretion.

                  (5) If a transferee of a Limited Partner does not become a Substituted Limited Partner pursuant to Section 8.5(A), such transferee shall be an Assignee and shall not have any rights to require any information on account of the Partnership's business, to inspect the Partnership's books or to vote or otherwise take part in the affairs of the Partnership (such Partnership Units being deemed to have been voted in the same proportion as all other Partnership Units held by Limited Partners have been voted). Such Assignee shall be entitled, however, to all the rights of an assignee of a limited partnership interest under the Act. Any Assignee wishing to Transfer the Partnership Units acquired shall be subject to the restrictions set forth in this Article VIII.

      SECTION 8.6 TIMING AND EFFECT OF TRANSFERS. Unless the General Partner agrees otherwise, Transfers under this Article VIII may only be made as of the first day of a fiscal quarter of the Partnership. Upon any Transfer of a Partnership Interest in accordance with this Article VIII or redemption of a Partnership Interest in accordance with Article IX, the Partnership shall allocate all items of Profit and Loss between the assignor Partner and the transferee Partner in accordance with Section 5.2(F)(2) hereof. The assignor Partner shall have the right to receive all distributions as to which the Record Date precedes the date of Transfer and the transferee Partner shall have the right to receive all distributions thereafter.

      SECTION 8.7 ADDITIONAL LIMITED PARTNERS. Other than in accordance with the transactions specified in the Contribution Agreements, after the initial execution of this Agreement and the admission to the Partnership of the Initial Limited Partners, any Person making a Capital Contribution to the Partnership in accordance herewith shall be admitted as an Additional Limited Partner of the Partnership only (i) with the Consent of the General Partner and (ii) upon execution, adoption and acknowledgment of this Agreement, or a counterpart hereto, and such other documents as may be reasonably requested by the General Partner, including without limitation, the power of attorney required under
Section 12.3. Upon satisfaction of the foregoing requirements, such Person shall be admitted as an Additional Limited Partner effective on the date upon which the name of such Person is recorded on the books of the Partnership.

      SECTION 8.8 AMENDMENT OF AGREEMENT AND CERTIFICATE. Upon any admission of a Person as a Partner to the Partnership, the General Partner shall make any necessary amendment to this Agreement to reflect such admission and, if required by the Act, to cause to be filed an amendment to the Certificate.

                            ARTICLE IX - REDEMPTION

      SECTION 9.1 RIGHT OF REDEMPTION.

            (A) Subject to any restriction on the General Partner, which restriction may arise as a result of the REIT Charter, the laws governing the General Partner or otherwise (a "Redemption Restriction"), beginning on the Redemption Effective Date, during each Redemption Period each Redeeming Party shall have the right to require the Partnership to redeem all or a portion of the Partnership Units held by such Redeeming Party by providing the General Partner with a Redemption Notice. A Limited Partner may invoke its rights under this Article IX with respect to 100 Partnership Units or an integral multiple thereof or all of the Partnership Units held by such Limited Partner. Upon the General Partner's receipt of a Redemption Notice from a Redeeming Party, the Partnership shall be obligated (subject to the existence of any Redemption Restriction) to redeem the Partnership Units from such Redeeming Party (the "Redemption Obligation").

            (B) Upon receipt of a Redemption Notice from a Redeeming Party, the General Partner shall either (i) cause the Partnership to redeem the Partnership Units tendered in the Redemption Notice, (ii) assume the Redemption Obligation, as set forth in Section 9.4 hereof, or (iii) provide written Notice to the Redeeming Party of each applicable Redemption Restriction.

            (C) On and after June 6, 2007 at any time or from time to time, the Partnership may redeem all or such other number of Class C Units (any such redemption, a "Class C Redemption") at a cash redemption price per Class C Unit equal to that portion of the Capital Contribution of the Class C Limited

   Partner allocable to each such unit, plus all accumulated and unpaid Class C Priority Return Amounts to the date of Class C Redemption (such price, the "Class C Redemption Price"). Upon any Class C Redemption, an amount equal to the product of the Class C Redemption Price and the number of Class C Units redeemed by the Partnership shall be distributed by the Partnership to the Class C Limited Partner.

            (D) On and after February 4, 2003 at any time or from time to time, the Partnership may redeem all or such other number of Class D Units (any such redemption, a "Class D Redemption") at a cash redemption price per Class D Unit equal to that portion of the Capital Contribution of the Class D Limited Partner allocable to each such unit, plus all accumulated and unpaid Class D Priority Return Amounts to the date of Class D Redemption (such price, the "Class D Redemption Price"). Upon any Class D Redemption, an amount equal to the product of the Class D Redemption Price and the number of Class D Units redeemed by the Partnership shall be distributed by the Partnership to the Class D Limited Partner. The Class D Redemption Price (other than the portion thereof consisting of accumulated and unpaid Class D Priority Return Amounts) is payable solely out of the sale proceeds of an issuance of capital stock of the General Partner. For purposes of the immediately preceding sentence "capital stock" means any common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity interests or options to purchase any of the foregoing).

            (E) On and after March 18, 2003 at any time or from time to time, the Partnership may redeem all or such other number of Class E Units (any such redemption, a "Class E Redemption") at a cash redemption price per Class E Unit equal to that portion of the Capital Contribution of the Class E Limited Partner allocable to each such unit, plus all accumulated and unpaid Class E Priority Return Amounts to the date of Class E Redemption (such price, the "Class E Redemption Price"). Upon any Class E Redemption, an amount equal to the product of the Class E Redemption Price and the number of Class E Units redeemed by the Partnership shall be distributed by the Partnership to the Class E Limited Partner. The Class E Redemption Price (other than the portion thereof consisting of accumulated and unpaid Class E Priority Return Amounts) is payable solely out of the sale proceeds of an issuance of capital stock of the General Partner. For purposes of the immediately preceding sentence "capital stock" means any common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity interests or options to purchase any of the foregoing).

            (F) The Partnership may redeem all or such other number of Class F Units (any such redemption, a "Class F Redemption") on any applicable date of redemption of any Class F Preferred Shares, at a cash redemption price per Class F Unit equal to that portion of the Capital Contribution of the Class F Limited Partner allocable to each such unit, plus all accumulated and unpaid Class F Priority Return Amounts to the date of Class F Redemption (such price, the "Class F Redemption Price"). Upon any Class F Redemption, an amount equal to the product of the Class F Redemption Price and the number of Class F Units redeemed by the Partnership shall be distributed by the Partnership to the Class F Limited Partner.

            (G) The Partnership may redeem all or such other number of Class G Units (any such redemption, a "Class G Redemption") on any applicable date of redemption of any Class G Preferred Shares, at a cash redemption price per Class G Unit equal to that portion of the Capital Contribution of the Class G Limited Partner allocable to each such unit, plus all accumulated and unpaid Class G Priority Return Amounts to the date of Class G Redemption (such price, the "Class G Redemption Price"). Upon any Class G Redemption, an amount equal to the product of the Class G Redemption Price and the number of Class G Units redeemed by the Partnership shall be distributed by the Partnership to the Class G Limited Partner.

            (H) The Partnership may redeem all or such other number of Class H Units (any such redemption, a "Class H Redemption") on any applicable date of redemption of any Class H Preferred Shares, at a cash redemption price per Class H Unit equal to that portion of the Capital Contribution of the Class H Limited Partner allocable to each such unit multiplied by the redemption premium then applicable to the Class H Preferred Shares, plus all accumulated and unpaid Class H Priority Return Amounts to the date of Class H Redemption (such price, the "Class H Redemption Price"). Upon any Class H Redemption, an amount equal to the product of the Class H Redemption Price and the number of Class H Units redeemed by the Partnership shall be distributed by the Partnership to the Class H Limited Partner.

      SECTION 9.2 TIMING OF REDEMPTION. The Redemption Obligation (or the obligation to provide Notice of an applicable Redemption Restriction, if one exists) shall mature on the date which is seven (7) business days after the receipt by the General Partner of a Redemption Notice from the Redeeming Party (the "Redemption Date").

      SECTION 9.3 REDEMPTION PRICE. On or before the Redemption Date, the Partnership (or the General Partner if it elects pursuant to Section 9.4 hereof) shall deliver to the Redeeming Party, in the sole and absolute discretion of the General Partner either (i) a Share Payment or (ii) a Cash Payment. In order to enable the Partnership to effect a redemption by making a Share Payment pursuant to this Section 9.3, the General Partner in its sole and absolute discretion may issue to the Partnership the number of REIT Shares required to make such Share Payment in exchange for the issuance to the General Partner of Partnership Units equal in number to the quotient of the number of REIT Shares issued and Conversion Factor.

      SECTION 9.4 ASSUMPTION OF REDEMPTION OBLIGATION. Upon receipt of a Redemption Notice, the General Partner, in its sole and absolute discretion, shall have the right to assume the Redemption Obligation of the Partnership. In such case, the General Partner shall be substituted for the Partnership for all purposes of this Article IX and, upon acquisition of the Partnership Units tendered by the Redeeming Party pursuant to the Redemption Notice shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Such exchange transaction shall be treated for federal income tax purposes by the Partnership, the General Partner and the Redeeming Party as a sale by the Redeeming Party as seller to the General Partner as purchaser.

      SECTION 9.5 FURTHER ASSURANCES; CERTAIN REPRESENTATIONS. Each party to this Agreement agrees to execute any documents deemed reasonably necessary by the General Partner to evidence the issuance of any Share Payment to a Redeeming Party. Notwithstanding anything herein to the contrary, each holder of First Highland Units agrees that, if the General Partner shall elect to satisfy a Redemption Obligation with respect to First Highland Units by making a Share Payment, such Redemption Obligation shall mature on the date which is seven (7) business days after receipt by the Partnership and the General Partner of documents similar to the "Investor Materials" submitted in connection with the sale of the First Highland Properties to the Partnership and any other similar documents reasonably required by, and in form reasonably satisfactory to, the Partnership. Each Limited Partner, by executing this Agreement, shall be deemed to have represented to the General Partner and the Partnership that (i) its acquisition of its Partnership Interest on the date hereof is made as a principal for its own account, for investment purposes only and not with a view to the resale or distribution of such Partnership Interest and (ii) if it shall receive REIT Shares pursuant to this Article IX other than pursuant to an effective registration statement under the Securities Act of 1933, as amended, that its acquisition of such REIT Shares is made as a principal for its own account, for investment purposes only and not with a view to the resale or distribution of such REIT Shares and agrees that such REIT Shares may bear a legend to the effect that such REIT Shares have not been so registered and may not be sold other than pursuant to such a registration statement or an exemption from the registration requirements of such Act.

      SECTION 9.6 EFFECT OF REDEMPTION. Upon the satisfaction of the Redemption Obligation by the Partnership or the General Partner, as the case may be, the Redeeming Party shall have no further right to receive any Partnership distributions in respect of the Partnership Units so redeemed and shall be deemed to have represented to the Partnership and the General Partner that the Partnership Units tendered for redemption are not subject to any liens, claims or encumbrances. Upon a Class C Redemption by the Partnership, the Class C Limited Partner shall have no further right to receive any Partnership distributions or allocations in respect of the Class C Units so redeemed. Upon a Class D Redemption by the Partnership, the Class D Limited Partner shall have no further right to receive any Partnership distributions in respect of the Class D Units so redeemed. Upon a Class E Redemption by the Partnership, the Class E Limited Partner shall have no further right to receive any Partnership distributions in respect of the Class E Units so redeemed. Upon a Class F Redemption by the Partnership, the Class F Limited Partner shall have no further right to receive any Partnership distributions in respect of the Class F Units so redeemed. Upon a Class G Redemption by the Partnership, the Class G Limited Partner shall have no further right to receive any Partnership distributions in respect of the Class G Units so redeemed. Upon a Class H Redemption by the Partnership, the Class H Limited Partner shall have no further right to receive any Partnership distributions in respect of the Class H Units so redeemed.

      SECTION 9.7 REGISTRATION RIGHTS. In the event a Limited Partner receives REIT Shares in connection with a redemption of Partnership Units originally issued to Initial Limited Partners on June 30, 1994 pursuant to this Article IX, such Limited Partner shall be entitled to have such REIT Shares registered under the Securities Act of 1933, as amended, as provided in the Registration Rights Agreement.

      SECTION 9.8 REDEMPTION UPON REIT SHARE REPURCHASES BY THE GENERAL PARTNER. If the General Partner acquires outstanding REIT Shares then the Partnership shall redeem from the General Partner the General Partner's interest in the Partnership representing such acquired REIT Shares and pay to the General Partner, in cash, an amount equal to the consideration, if any, paid by or for the account of the General Partner for the acquired REIT Shares. The Partnership shall make such cash payment, if any, to the General Partner within three (3) business days after the General Partner notifies the Partnership that the General Partner is committed to acquiring REIT Shares and requests payment under this Section 9.8. Any REIT Shares acquired by the General Partner that are thereafter disposed of by the General Partner (which term shall not include cancellation) shall for the purposes of Sections 4.2(B) and (C), be deemed issued at the time of such disposition.

                    ARTICLE X - DISSOLUTION AND LIQUIDATION

      SECTION 10.1 TERM AND DISSOLUTION. The Partnership commenced as of November 23, 1993, and shall continue until December 31, 2092, at which time the Partnership shall dissolve or until dissolution occurs prior to that date for any one of the following reasons:

            (A) An Involuntary Withdrawal or a voluntary withdrawal, even though in violation of this Agreement, of the General Partner unless, within ninety
   (90) days after such event of withdrawal all the remaining Partners agree in writing to the continuation of the Partnership and to the appointment of a Successor General Partner;

            (B) Entry of a decree of judicial dissolution of the Partnership under the Act; or

            (C) The sale, exchange or other disposition of all or substantially all of the Partnership Assets.

      SECTION 10.2 LIQUIDATION OF PARTNERSHIP ASSETS.

            (A) Subject to Section 10.2(E), in the event of dissolution pursuant to Section 10.1, the Partnership shall continue solely for purposes of winding up the affairs of, achieving a final termination of, and satisfaction of the creditors of, the Partnership. The General Partner (or, if there is no General Partner remaining, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall be responsible for oversight of the winding up and dissolution of the Partnership. The Liquidator shall obtain a full accounting of the assets and liabilities of the Partnership and such Partnership Assets shall be liquidated (including, at the discretion of the Liquidator, in exchange, in whole or in part, for REIT Shares) as promptly as the Liquidator is able to do so without any undue loss in value, with the proceeds therefrom applied and distributed in the following order:

                  (1) First, to the discharge of Partnership debts and liabilities to creditors other than Partners;

                  (2) Second, to the discharge of Partnership debts and liabilities to the Partners;

                  (3) Third, after giving effect to all contributions, distributions, and allocations for all periods, to (i) the Class C Limited Partner in an amount equal to any unpaid Class C Priority Return Amounts, (ii) the Class D Limited Partner in an amount equal to any unpaid Class D Priority Return Amounts, (iii) the Class E Limited Partner in an amount equal to any unpaid Class E Priority Return Amounts, (iv) the Class F Limited Partner in an amount equal to any unpaid Class F Priority Return Amounts, (v) the Class G Limited Partner in an amount equal to any unpaid Class G Priority Return Amounts and (vi) the Class H Limited Partner in an amount equal to any unpaid Class H Return Amounts; provided, that if the proceeds are inadequate to pay all of the unpaid Class C Priority Return Amounts, the unpaid Class D Priority Return Amounts, the unpaid Class E Priority Return Amounts, the unpaid Class F Priority Return Amounts, the unpaid Class G Priority Return Amounts and the unpaid Class H Priority Return Amounts, such proceeds shall be distributed to the Class C Limited Partner, the Class D Limited Partner, the Class E Limited Partner, the Class F Limited Partner, the Class G Limited Partner and the Class H Limited Partner pro rata based on the unpaid Class C Priority Return Amounts, the unpaid Class D Priority Return Amounts, the unpaid Class E Priority Return Amounts, the unpaid Class F Priority Return Amounts, the unpaid Class G Priority Return Amounts and the unpaid Class H Priority Return Amounts;

                  (4) The balance, if any, to the Partners in accordance with their positive Capital Accounts after giving effect to all contributions, distributions and allocations for all periods.

            (B) In accordance with Section 10.2(A), the Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Partnership Assets; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership Assets would cause undue loss to the Partners, the Liquidator may defer the liquidation except (i) to the extent provided by the Act or (ii) as may be necessary to satisfy the debts and liabilities of the Partnership to Persons other than the Partners.

            (C) If, in the sole and absolute discretion of the Liquidator, there are Partnership Assets that the Liquidator will not be able to liquidate, or if the liquidation of such assets would result in undue loss to the Partners, the Liquidator may distribute such Partnership Assets to the Partners in-kind, in lieu of cash, as tenants-in-common in accordance with the provisions of Section 10.2(A). The foregoing notwithstanding, such in-kind distributions shall only be made if in the Liquidator's good faith judgment that is in the best interest of the Partners.

            (D) Upon the complete liquidation and distribution of the Partnership Assets, the Partners shall cease to be Partners of the Partnership, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the Partnership. Upon the dissolution of the Partnership pursuant to Section 10.1, the Liquidator shall cause to be prepared, and shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership. Promptly following the complete liquidation and distribution of the Partnership Assets, the Liquidator shall furnish to each Partner a statement showing the manner in which the Partnership Assets were liquidated and distributed.

            (E) Notwithstanding the foregoing provisions of this Section 10.2, in the event that the Partnership shall dissolve as a result of the expiration of the term provided for herein or as a result of the occurrence of an event of the type described in Section 10.1(B) or (C), then each Limited Partner shall be deemed to have delivered a Redemption Notice on the date of such dissolution. In connection with each such Redemption Notice, the General Partner shall have the option of either (i) complying with the redemption procedures contained in Article IX or (ii) at the request of any Limited Partner, delivering to such Limited Partner, Partnership property approximately equal in value to the value of such Limited Partner's Partnership Units upon the assumption by such Limited Partner of such Limited Partner's proportionate share of the Partnership's liabilities and payment by such Limited Partner (or the Partnership) of any excess (or deficiency) of the value of the property so delivered over the value of such Limited Partner's Partnership Units. In lieu of requiring such Limited Partner to assume its proportionate share of Partnership liabilities, the General Partner may deliver to such Limited Partner unencumbered Partnership property approximately equal in value to the net value of such Limited Partner's Partnership Units.

      SECTION 10.3 EFFECT OF TREASURY REGULATIONS.

            (A) In the event the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), distributions made to Partners pursuant to Section 10.2 shall be made within the time period provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Contributor Partner has a deficit balance in its Capital Account (after giving effect to all contributions (without regard to this Section 10.3(A)), distributions and allocations), each such Contributor Partner shall contribute to the capital of the Partnership an amount equal to its respective deficit balance, such obligation to be satisfied within ninety
   (90) days following the liquidation and dissolution of the Partnership in accordance with the provisions of this Article X hereof. Conversely, if any Partner other than a Contributor Partner has a deficit balance in its Capital Account (after giving effect to all contributions (without regard to this Section 10.3(A)), distributions and allocations), such Partner shall have no obligation to make any contribution to the capital of the Partnership. Any deficit restoration obligation pursuant to the provisions hereof shall be for the benefit of creditors of the Partnership or any other Person to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Partnership or the general partner, in its capacity as General Partner of the Partnership. For purposes of computing each Contributor Partner's deficit balance in its Capital Account and its corresponding obligations to contribute additional capital to the Partnership, only items of income, gain and loss actually recognized shall be reflected.

            (B) In the event the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but there has been no dissolution of the Partnership under Section 10.1 hereof, then the Partnership Assets shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. In the event of such a liquidation there shall be deemed to have been a distribution of Partnership Assets in kind to the Partners in accordance with Section 10.2 followed by a recontribution of such Partnership Assets by the Partners in the same proportions.

      SECTION 10.4 TIME FOR WINDING-UP. Anything in this Article X notwithstanding, a reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of the Partnership Assets in order to minimize any potential for losses as a result of such process. During the period of winding-up, this Agreement shall remain in full force and effect and shall govern the rights and relationships of the Partners inter se.

                      ARTICLE XI - AMENDMENTS AND MEETINGS

      SECTION 11.1 AMENDMENT PROCEDURE.

            (A) Amendments to this Agreement may be proposed by the General Partner. An amendment proposed at any time when the General Partner holds less than 90% of all Partnership Units will be adopted and effective only if it receives the Consent of the holders of a majority of the Partnership Units not then held by the General Partner and an amendment proposed at any time when the General Partner holds 90% or more of all Partnership Units may be made by the General Partner without the Consent of any Limited Partner; provided, however, no amendment shall be adopted if it would (i) convert a Limited Partner's Interest in the Partnership into a general partner interest, (ii) increase the liability of a Limited Partner under this Agreement, (iii) except as otherwise permitted in this Agreement, alter the Partner's rights to distributions set forth in Article V, or the allocations set forth in Article V, (iv) alter or modify any aspect of the Partners' rights with respect to redemption of Partnership Units, (v) cause the early termination of the Partnership (other than pursuant to the terms hereof) or
   (vi) amend this Section 11.1(A), in each case without the Consent of each Partner adversely affected thereby. In connection with any proposed amendment of this Agreement requiring Consent, the General Partner shall either call a meeting to solicit the vote of the Partners or seek the written vote of the Partners to such amendment. In the case of a request for a written vote, the General Partner shall be authorized to impose such reasonable time limitations for response, but in no event less than ten (10) days, with the failure to respond being deemed a vote consistent with the vote of the General Partner.

            (B) Notwithstanding the foregoing, amendments may be made to this Agreement by the General Partner, without the Consent of any Limited Partner, to (i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or make any other provisions with respect to matters or questions arising hereunder which will not be inconsistent with any other provision hereof; (iii) reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement; or (iv) satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law. The General Partner shall reasonably promptly notify the Limited Partners whenever it exercises its authority pursuant to this Section 11.1(B).

            (C) Within ten (10) days of the making of any proposal to amend this Agreement, the General Partner shall give all Partners Notice of such proposal (along with the text of the proposed amendment and a statement of its purposes).

      SECTION 11.2 MEETINGS AND VOTING.

            (A) Meetings of Partners may be called by the General Partner. The General Partner shall give all Partners Notice of the purpose of such proposed meeting not less than seven (7) days nor more than thirty (30) days prior to the date of the meeting. Meetings shall be held at a reasonable time and place selected by the General Partner. Whenever the vote or Consent of Partners is permitted or required hereunder, such vote or Consent shall be requested by the General Partner and may be given by the Partners in the same manner as set forth for a vote with respect to an amendment to this Agreement in Section 11.1(A).

            (B) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action to be taken is signed by the Partners owning Percentage Interests required to vote in favor of such action, which consent may be evidenced in one or more instruments. Consents need not be solicited from any other Partner if the written consent of a sufficient number of Partners has been obtained to take the action for which such solicitation was required.

            (C) Each Limited Partner may authorize any Person or Persons, including without limitation the General Partner, to act for him by proxy on all matters on which a Limited Partner may participate. Every proxy (i) must be signed by the Limited Partner or his attorney-in-fact, (ii) shall expire eleven (11) months from the date thereof unless the proxy provides otherwise and (iii) shall be revocable at the discretion of the Limited Partner granting such proxy.

      SECTION 11.3 VOTING OF LB UNITS.

            On any matter on which the Limited Partners shall be entitled to vote, consent or grant an approval or waiver, following the admissions of the LB Partners to the Partnership as Additional Limited Partners and through the Voting Termination Date, each holder of the LB Units shall be deemed (i) in connection with any matter submitted to a vote, to have cast all votes attributable to such holder's LB Units in the same manner as the votes attributable to the Units held by the General Partner are cast on such matter, and (ii) in connection with any consent, approval or waiver, to have taken the same action as the General Partner shall have taken with respect to its Units in connection therewith. If the General Partner shall not have the right to vote, consent or grant an approval or waiver on a matter, each holder of LB Units shall vote or act as directed by the General Partner.

                     ARTICLE XII - MISCELLANEOUS PROVISIONS

      SECTION 12.1 TITLE TO PROPERTY. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership may hold any of its assets in its own name or, in the name of its nominee, which nominee may be one or more individuals, corporations, partnerships, trusts or other entities.

      SECTION 12.2 OTHER ACTIVITIES OF LIMITED PARTNERS. Except as expressly provided otherwise in this Agreement or in any other agreement entered into by a Limited Partner or any Affiliate of a Limited Partner and the Partnership, the General Partner or any Subsidiary of the Partnership or the General Partner, any Limited Partner or any Affiliate of any Limited Partner may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, including, without limitation, real estate business ventures, whether or not such other enterprises shall be in competition with any activities of the Partnership, the General Partner or any Subsidiary of the Partnership or the General Partner; and neither the Partnership, the General Partner, any such Subsidiary nor the other Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.

      SECTION 12.3 POWER OF ATTORNEY.

            (A) Each Partner hereby irrevocably appoints and empowers the General Partner (which term shall include the Liquidator, in the event of a liquidation, for purposes of this Section 12.3) and each of their authorized officers and attorneys-in-fact with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead to:

                  (1) make, execute, acknowledge, publish and file in the appropriate public offices (a) any duly approved amendments to the Certificate pursuant to the Act and to the laws of any state in which such documents are required to be filed; (b) any certificates, instruments or documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; (c) any other instrument which may be required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file; (d) any documents which may be required to effect the continuation of the Partnership, the admission, withdrawal or substitution of any Partner pursuant to Article VIII, dissolution and termination of the Partnership pursuant to Article X, or the surrender of any rights or the assumption of any additional responsibilities by the General Partner; (e) any document which may be required to effect an amendment to this Agreement to correct any mistake, omission or inconsistency, or to cure any ambiguity herein, to the extent such amendment is permitted by Section 11.1(B); and (f) all instruments (including this Agreement and amendments and restatements hereof) relating to the determination of the rights, preferences and privileges of any class or series of Partnership Units issued pursuant to
Section 4.2(B) of this Agreement; and

                  (2) sign, execute, swear to and acknowledge all voting ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement and appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

            (B) Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XI or as may be otherwise expressly provided for in this Agreement.

            (C) The foregoing grant of authority (i) is a special power of attorney, coupled with an interest, and it shall survive the Involuntary Withdrawal of any Partner and shall extend to such Partner's heirs, successors, assigns and personal representatives; (ii) may be exercised by the General Partner for each and every Partner acting as attorney-in-fact for each and every Partner; and (iii) shall survive the Transfer by a Limited Partner of all or any portion of its Interest and shall be fully binding upon such transferee; except that the power of attorney shall survive such assignment with respect to the assignor Limited Partner for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect the admission of the transferee as a Substitute Limited Partner. Each Partner hereby agrees to be bound by any representations made by the General Partner, acting in good faith pursuant to such power of attorney. Each Partner shall execute and deliver to the General Partner, within fifteen (15) days after receipt of the General

   Partner's request therefor, such further designations, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.

            (D) Each LB Partner hereby irrevocably appoints and empowers the General Partner and the Liquidator, in the event of a liquidation, and each of their authorized officers and attorneys-in-fact with full power of substitution, as the true and lawful agent and attorney-in-fact of such LB Partner with full power and authority in the name, place and stead of such LB Partner to take such actions (including waivers under the Partnership Agreement) or refrain from taking such action as the General Partner reasonably believes are necessary or desirable to achieve the purposes of
   Section 11.3 of the Partnership Agreement.

      SECTION 12.4 NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, (i) if to a Limited Partner, at the most current address given by such Limited Partner to the General Partner by means of a notice given in accordance with the provisions of this Section 12.4, which address initially is the address contained in the records of the General Partner, or (ii) if to the General Partner, 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, Attn:
President.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if hand delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; or when receipt is acknowledged, if telecopied.

      SECTION 12.5 FURTHER ASSURANCES. The parties agree to execute and deliver all such documents, provide all such information and take or refrain from taking any action as may be necessary or desirable to achieve the purposes of this Agreement and the Partnership.

      SECTION 12.6 TITLES AND CAPTIONS. All article or section titles or captions in this Agreement are solely for convenience and shall not be deemed to be part of this Agreement or otherwise define, limit or extend the scope or intent of any provision hereof.

      SECTION 12.7 APPLICABLE LAW. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the law of the State of Delaware, without regard to its principles of conflicts of laws.

      SECTION 12.8 BINDING AGREEMENT. This Agreement shall be binding upon the parties hereto, their heirs, executors, personal representatives, successors and assigns.

      SECTION 12.9 WAIVER OF PARTITION. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

      SECTION 12.10 COUNTERPARTS AND EFFECTIVENESS. This Agreement may be executed in several counterparts, which shall be treated as originals for all purposes, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart. Any such counterpart shall be admissible into evidence as an original hereof against each Person who executed it. The execution of this Agreement and delivery thereof by facsimile shall be sufficient for all purposes, and shall be binding upon any party who so executes.

      SECTION 12.11 SURVIVAL OF REPRESENTATIONS. All representations and warranties herein shall survive the dissolution and final liquidation of the Partnership.

      SECTION 12.12 ENTIRE AGREEMENT. This Agreement (and all Exhibits hereto) contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein. There are no representations, agreements, arrangements or understandings, oral or written, among the Partners hereto relating to the subject matter of this Agreement which are not fully expressed herein and in said Exhibits.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.

General Partner:                   FIRST INDUSTRIAL REALTY TRUST INC.,
                                      as sole General Partner of the Partnership

                                   By: /s/ John H. Clayton
                                       ------------------------------
                                       Vice President-Corporate Legal

Class H Limited Partner            FIRST INDUSTRIAL REALTY TRUST, INC.,
                                      as Class H Limited Partner

                                   By: /s/ John H. Clayton
                                       -------------------------
                                       Vice President - Corporate Legal

                                                                      EXHIBIT 1A

FIRST HIGHLAND PARTNERS                            NUMBER OF UNITS
-----------------------                            ---------------
Highland Associates Limited Partnership                69,039

Peter Murphy                                           56,184

North Star Associates Limited Partnership              19,333

Peter O'Connor                                         56,844

Partridge Road Associates Limited Partnership           2,751

Shadeland Associates Limited Partnership               42,976

Ellen Margaret Smith                                    1,000

Joseph Edward Smith                                     1,000

Kevin Smith                                            10,571

Olivia Jane Smith                                       1,000

Jonathan Stott                                         80,026

                                                                      EXHIBIT 1B

                              SCHEDULE OF PARTNERS

GENERAL PARTNER                                                                 NUMBER OF UNITS
---------------                                                                 ---------------
First Industrial Realty Trust, Inc.                                               30,892,739

LIMITED PARTNERS                                                                NUMBER OF UNITS
----------------                                                                ---------------
Kerry Acker                                                                            154

Sanders H. Acker                                                                       307

Sterling Alsip Trust DTD 8-1-89 Donald W. Schaumberger Trustee                         794

Charles T. Andrews                                                                     754

Daniel R. Andrew TR of the Daniel R.
Andrew Trust UA 12-29-92                                                           137,489

The Arel Company                                                                       307

Arnold Y. Aronoff                                                                    7,955

Daniel J. Aronoff                                                                    2,809

Lynn E. Aronoff                                                                      2,690

William J. Atkins                                                                    5,691

E. Donald Bafford                                                                    3,374

William Baloh                                                                        8,731

Thomas K. Barad & Jill E. Barad CO-TTEES of the
Thomas K. Barad & Jill E. Barad Trust DTD 10-18-89                                   2,283

Enid Barden TTEE of the Enid Barden
Trust DTD 6-28-95                                                                   56,082

Enid Barden TTEE of the Enid Barden
Trust of 6-28-96                                                                    23,088

Emil Billich                                                                            77

Don N. Blurton & Patricia H. Blurton Trustees UA DTD 4-11-96 Blurton 1996
Revocable Family Trust                                                                 598

Harriett Bonn TTEE UA DTD 3-5-97 FBO The Harriett Bonn
Revocable Living Trust                                                              24,804

LIMITED PARTNERS                                                NUMBER OF UNITS
----------------                                                ---------------
Michael W. Brennan                                                   3,806

Helen Brown                                                            307

Henry D. Bullock & Terri D. Bullock &
Shawn Stevenson TR of the Bullock
Childrens Education Trust UA 12-20-94,
FBO Benjamin Dure Bullock                                            4,620

Henry D. Bullock & Terri D. Bullock &
Shawn Stevenson TR of the Bullock
Childrens Education Trust UA 12-20-94,
FBO Christine Laurel Bullock                                         4,620

Edward Burger                                                        9,261

Barbara Lee O'Brien Burke                                              666

Ernestine Burstyn                                                    5,007

Calamer, Inc.                                                        1,233

Perry C. Caplan                                                      1,388

Carew Corporation                                                   13,650

Magdalena G. Castleman                                                 307

Cliffwood Development Company                                       64,823

Collins Family Trust DTD 5-6-69 James Collins Trustee              100,000

Kelly Collins                                                       11,116

Michael Collins                                                     17,369

Charles S. Cook and Shelby H. Cook TEN ENT                             634

Cotswold Properties                                                 34,939

Caroline Atkins Coutret                                              5,845

David Cleborn Crow                                                   5,159

Gretchen Smith Crow                                                  2,602

Michael G. Damone TR of the Michael G.
Damone Trust UA 11-4-69                                            144,296

LIMITED PARTNERS                                                                NUMBER OF UNITS
----------------                                                                ---------------
John E. De B Blockey TR of the John E. De B Blockey Trust                            8,653

Robert L. Denton                                                                     6,286

Henry E. Dietz Trust UA 1-16-81                                                     36,476

Steven Dizio & Helen Dizio JT TEN                                                   12,358

Nancy L. Doane                                                                       2,429

W. Allen Doane                                                                       1,987

Timothy Donohue                                                                        100

Darwin B. Dosch                                                                      1,388

Charles F. Downs                                                                     1,508

Greg & Christina Downs JT TEN                                                          474

Gregory Downs                                                                           48

Draizin Family Partnership, L.P.                                                   357,896

Joseph S. Dresner                                                                  149,531

Milton H. Dresner TR of the Milton H. Dresner Revocable Trust UA 10-22-76          149,531

James O'Neil Duffy, Jr.                                                                513

Martin Eglow                                                                           330

Rand H. Falbaum                                                                     17,022

Patricia O'Brien Ferrell                                                               666

Rowena Finke                                                                           154

First & Broadway Limited Partnership                                                18,203

Fourbur Family Co., L.P.                                                           588,273

Aimee Freyer-Valls                                                                  10,000

David Fried                                                                          1,326

Ester Fried                                                                          3,177

LIMITED PARTNERS                                                        NUMBER OF UNITS
----------------                                                        ---------------
Jack Friedman TR of the Jack Friedman Revocable
Living Trust UA 3-23-78                                                     26,005

Robert L. Friedman                                                          28,500

Nancy Gabel                                                                     14

J. Peter Gaffney                                                               727

Gerlach Family Trust DTD 6-28-85 Stanley & Linda Gerlach Trustees              874

Martin Goodstein                                                               922

Dennis G. Goodwin and Jeannie L. Goodwin TEN ENT                             6,166

Jeffrey L. Greenberg                                                           330

Stanley Greenberg & Florence Greenberg JT TEN                                  307

Thelma C. Gretzinger Trust                                                     450

Stanley Gruber                                                              30,032

Melissa C. Gudim                                                            24,028

Timothy Gudim                                                                5,298

H.L. Investors LLC                                                           4,000

H.P. Family Group LLC                                                      103,734

H/Airport Gp Inc.                                                            1,433

Vivian M. Hack TTEE UA DTD 12-26-97 Hack Living Trust                       22,522

Clay Hamlin & Lynn Hamlin JT TEN                                            15,159

Turner Harshaw                                                               1,132

Cathleen Hession                                                             3,137

Edwin Hession & Cathleen Hession JT TEN                                      7,979

Highland Associates Limited Partnership                                     69,039

Andrew Holder                                                                   97

Ruth Holder                                                                  2,612

LIMITED PARTNERS                                                                       NUMBER OF UNITS
----------------                                                                       ---------------
Robert W. Holman, Jr.                                                                      150,213

Holman/Shidler Investment Corporation                                                       22,079

Robert S. Hood Living Trust DTD 1-9-90 & amended 12-16-96 Robert S. Hood Trustee             3,591

Howard Trust DTD 4-30-79 Howard F. Sklar Trustee                                               653

Steven B. Hoyt                                                                             150,000

Jerry Hymowitz                                                                                 307

Karen L. Hymowitz                                                                              154

IBS Delaware Partners LP                                                                     2,708

Seymour Israel                                                                              15,016

Frederick K. Ito Trustee UA DTD 9-9-98 FBO The Frederick K. Ito Trust                        1,940

Frederick K. Ito and June Y. Ito Trustees UA DTD 9-9-98 FBO The June Y. Ito Trust            1,940

JP Trusts LLC                                                                               35,957

Jacob Family Trust UA DTD 10-1-92 Thomas V. Clagett Trustee                                 20,260

Michael W. Jenkins                                                                             460

Jernie Holdings Corp.                                                                      180,499

Jane Terrell Johnson                                                                         3,538

Jeffrey E. Johnson                                                                             809

Johnson Living Trust DTD 2-18-83 H. Stanton & Carol A. Johnson Trustees                      1,078

Thomas Johnson, Jr. and Sandra L. Johnson TEN ENT                                            2,142

Martha O'Brien Jones                                                                           665

Charles Mark Jordan                                                                             57

Mary Terrell Joseph                                                                            837

Nourhan Kailian                                                                              2,183

LIMITED PARTNERS                                                               NUMBER OF UNITS
----------------                                                               ---------------
H.L. Kaltenbacher, P.P. Kaltenbacher & J.K. Carr TTEES
of the Joseph C. Kaltenbacher Credit Shelter TR                                     1,440

Sarah Katz                                                                            307

Carol F. Kaufman                                                                      166

KEP LLC                                                                            98,626

Peter Kepic                                                                         9,261

Jack Kindler                                                                        1,440

Kirshner Family Trust #1 DTD 4-8-76 Berton & Barbara Kirshner Trustees             29,558

Kirshner Trust #4 FBO Todd Kirshner DTD 12-30-76 Berton Kirshner Trustee           20,258

Arthur Kligman                                                                        307

Joan R. Krieger TTEE of the Joan R. Krieger Revocable Trust DTD 10-21-97           15,184

William L. Kreiger, Jr.                                                             3,374

Babette Kulka                                                                         330

Jack H. Kulka                                                                         330

LP Family Group LLC                                                               102,249

Lambert Investment Corporation                                                     13,606

Paul T. Lambert                                                                    39,816

Chester A. Latcham & Co.                                                            1,793

Constance Lazarus                                                                 417,961

Jerome Lazarus                                                                     18,653

Susan Lebow                                                                           740

Arron Leifer                                                                        4,801

Duane Lund                                                                            617

Barbara Lusen                                                                         307

William J. Mallen Trust DTD 4-29-94 William J. Mallen Trustee                       8,016

LIMITED PARTNERS                                   NUMBER OF UNITS
----------------                                   ---------------
Stephen Mann                                               17

Manor LLC                                              80,556

R. Craig Martin                                           754

J. Stanley Mattison                                        79

Henry E. Mawicke                                          636

Richard McClintock                                        623

McElroy Management Inc.                                 5,478

Eileen Millar                                           3,072

Linda Miller                                            2,000

Lila Atkins Mulkey                                      7,327

Peter Murphy                                           56,184

Anthony Muscatello                                     81,654

Ignatius Musti                                          1,508

New Land Associates Limited Partnership                 1,664

Kris Nielsen                                              178

North Star Associates Limited Partnership              19,333

George F. Obrecht                                       5,289

Paul F. Obrecht                                         4,455

Richard F. Obrecht                                      5,289

Thomas F. Obrecht                                       5,289

Catherine A. O'Brien                                      832

Lee O'Brien TTEE of the Martha J. Harbison
Testamentary Trust FBO Christopher C. O'Brien             666

Martha E. O'Brien                                         832

Patricia A. O'Brien                                     6,387

Peter O'Connor                                         56,844

LIMITED PARTNERS                                                      NUMBER OF UNITS
----------------                                                      ---------------
Steve Ohren                                                                33,366

P&D Partners LP                                                             1,440

Partridge Road Associates                                                   2,751

Sybil T. Patten                                                             1,816

PeeGee L.P.                                                                 4,817

Lawrence Peters                                                               960

Jeffrey Pion                                                                2,879

Pipkin Family Trust DTD 10-6-89 Chester & Janice Pipkin Trustees            3,140

Peter M. Polow                                                                557

Keith J. Pomeroy TTEE of Keith J. Pomeroy
Revocable TR Agreement DTD 12-13-76 as
Amended & Restated 6-28-95                                                104,954

Princeton South at Lawrenceville LLC                                        4,692

Princeton South at Lawrenceville One                                        4,426

Abraham Punia                                                                 307

RBZ LLC                                                                       155

R.E.A. Associates                                                           8,908

RJB Ford City Limited Partnership                                         158,438

RJB II Limited Partnership                                                 40,788

Marilyn Rangel IRA DTD 2-5-86 Custodian Smith Barney Shearson                 969

Richard Rapp                                                                   23

Jack F. Ream                                                                1,071

Seymour D. Reich                                                              154

James C. Reynolds                                                          40,247

Andre G. Richard                                                            1,508

Rebecca S. Roberts                                                          8,308

LIMITED PARTNERS                                       NUMBER OF UNITS
----------------                                       ---------------
Leslie A. Rubin Ltd.                                         4,048

SPM Industrial LLC                                           5,262

SRS Partnership                                              2,142

James Sage                                                   2,156

James R. Sage                                                3,364

Kathleen Sage                                                3,350

Wilton Wade Sample                                           5,449

Debbie B. Schneeman                                            740

Edward R. Schulak                                            8,073

Jane Schulak                                                 2,690

Norma A. Schulze                                               307

Sciport Discovery Center                                        30

Sealy & Company, Inc.                                       37,119

Sealy Florida, Inc.                                            675

Sealy Professional Drive, L.L.C.                             2,906

Sealy Real Estate Services, Inc.                           148,478

Sealy Unitholder, L.L.C.                                    31,552

Mark P. Sealy                                                8,451

Scott P. Sealy                                              40,902

Shadeland Associates Limited Partnership                    42,976

Frances Shankman Insurance Trust,
Frances Shankman Trustee                                    16,540

Sam Shamie, Trustee of the Sam Shamie
Trust Agreement DTD 3-16-78, as Restated 11-16-93          400,000

Garrett E. Sheehan                                             513

Jay H. Shidler                                              68,020

LIMITED PARTNERS                                                                             NUMBER OF UNITS
----------------                                                                             ---------------
Jay H. Shidler and Wallette A. Shidler TEN ENT                                                     1,223

Shidler Equities LP                                                                              254,541

D.W. Sivers Co.                                                                                   28,265

Dennis W. Sivers                                                                                  27,636

Sivers Family Real Property, Limited Liability Company                                            12,062

Sivers Investment Partnership                                                                    283,500

Wendel C. Sivers Marital Trust UW DTD 2-20-81 Dennis W. Sivers & G. Burke Mims CO-TTEES           14,020

Estate of Albert Sklar, Miriam M. Sklar Executrix                                                  3,912

Michael B. Slade                                                                                   2,829

Ellen Margaret Smith                                                                               1,000

Joseph Edward Smith                                                                                1,000

Kevin Smith                                                                                       10,571

Olivia Jane Smith                                                                                  1,000

Arnold R. Sollar TTEE for the
Dorothy Sollar Residuary TR                                                                          307

Spencer and Company                                                                                  154

Robert Stein TTEE UA DTD 5-21-96 FBO Robert Stein                                                 63,630

S. Larry Stein TTEE under Revocable Trust Agreement DTD
9-22-99 S. Larry Stein Grantor                                                                    63,630

Sterling Family Trust DTD 3-27-80 Donald & Valerie A. Sterling Trustees                            3,559

Jonathan Stott                                                                                    80,026

Victor Strauss                                                                                        77

Catherine O'Brien Sturgis                                                                            666

Mitchell Sussman                                                                                     410

Donald C. Thompson TTEE UA DTD 12-31-98 FBO Donald C. Thompson Revocable Family Trust             39,243

LIMITED PARTNERS                                                                NUMBER OF UNITS
----------------                                                                ---------------
Michael T. Tomasz UA DTD 2-5-90 Trustee of the Michael T. Tomasz Trust               36,033

Barry L. Tracey                                                                       2,142

William S. Tyrrell                                                                    2,906

Burton S. Ury                                                                         9,072

WSW 1998 Exchange Fund L.P.                                                          32,000

James J. Warfield                                                                       330

Phyllis M. Warsaw Living Trust                                                       16,540

Wilson Management Company LLC                                                        35,787

Elmer H. Wingate, Jr.                                                                 1,688

Ralph G. Woodley TTEE under Revocable Trust Agreement                                16,319

World's Fair Limited Partnership                                                      1,664

Sam L. Yaker TTEE of the Sam L. Yaker Revocable Trust Agreement DTD 2-14-84          37,870

Johannson Yap                                                                         1,680

Richard H. Zimmerman Trustee of the Richard H. Zimmerman
Living Trust DTD 10-15-90 as amended                                                 43,988

Gerald & Sharon Zuckerman JT TEN                                                        615

                                                                      EXHIBIT 1C

                                   LB Partners

Jernie Holdings Corp., a New York corporation

Fourbur Co., L.L.C., a New York limited liability company

Fourbur Family Co., L.P., a New York limited partnership

Jerome Lazarus

Constance Lazarus

Susan Burman

Judith Draizin

Jan Burman

Judith Draizin as custodian
under the NYUGMA until
age 21 for Danielle Draizin

Judith Draizin as custodian
under the NYUGMA until
age 21 for Heather Draizin

Judith Draizin as custodian
under the NYUGMA until
age 21 for Jason Draizin

                                                                      EXHIBIT 1D

CONTRIBUTOR PARTNER                                                                                       PROTECTED AMOUNT
-------------------                                                                                       ----------------
Kerry Acker                                                                                                  *See Below

Sanders H. Acker                                                                                             *See Below

Charles T. Andrews                                                                                           *See Below

Daniel R. Andrew, TR of the Daniel R.
Andrew Trust UA 12-29-92                                                                                     *See Below

The Arel Company                                                                                             *See Below

Arnold Y. Aronoff                                                                                            *See Below

Daniel J. Aronoff                                                                                            *See Below

Lynn E. Aronoff                                                                                              *See Below

E. Donald Bafford                                                                                            *See Below

William Baloh                                                                                                *See Below

Enid Barden TTEE of the Enid Barden
Trust DTD 6-28-95                                                                                            *See Below

Enid Barden TTE of the Enid Barden
Trust of 6-28-96                                                                                             *See Below

Emil Billich                                                                                                 *See Below

Don N. Blurton & Patricia H. Blurton Trustees UA DTD 4-11-96 Blurton Revocable Family Trust                  *See Below

Michael W. Brennan                                                                                           *See Below

Helen Brown                                                                                                  *See Below

Henry D. Bullock & Terri D. Bullock &
Shawn Stevenson TR of the Bullock
Childrens Education Trust UA 12-20-94,
FBO Benjamin Dure Bullock                                                                                    *See Below

Henry D. Bullock & Terri D. Bullock &
Shawn Stevenson TR of the Bullock
Childrens Education Trust UA 12-20-94,
FBO Christine Laurel Bullock                                                                                 *See Below

Ernestine Burstyn                                                                                            *See Below

CONTRIBUTOR PARTNER                                                                                       PROTECTED AMOUNT
-------------------                                                                                       ----------------
Calamer, Inc.                                                                                                *See Below

Perry C. Caplan                                                                                              *See Below

Carew Corporation                                                                                            *See Below

Magdalena G. Castleman                                                                                       *See Below

Cliffwood Development Company                                                                                *See Below

Michael G. Damone TR of the Michael G.
Damone Trust UA 11-4-69                                                                                      *See Below

John E. De B Blockey TR of the John E. De B Blockey Trust                                                    *See Below

Robert L. Denton                                                                                             *See Below

Henry E. Dietz Trust UA 1-16-81                                                                              *See Below

Darwin B. Dosch                                                                                              *See Below

Charles F. Downs                                                                                             *See Below

Greg & Christina Downs JT TEN                                                                                *See Below

Gregory Downs                                                                                                *See Below

Draizin Family Partnership, L.P.                                                                             *See Below

Joseph S. Dresner                                                                                            *See Below

Milton H. Dresner TR of the Milton H. Dresner Revocable Trust UA 10-22-76                                    *See Below

Martin Eglow                                                                                                 *See Below

Rand H. Falbaum                                                                                              *See Below

Rowena Finke                                                                                                 *See Below

First & Broadway Limited Partnership                                                                         *See Below

Fourbur Family Co., L.P.                                                                                     *See Below

Ester Fried                                                                                                  *See Below

Jack Friedman TR of the Jack Friedman Revocable Living Trust UA 3-23-78                                      *See Below

Robert L. Friedman                                                                                           *See Below

Nancy Gabel                                                                                                  *See Below

CONTRIBUTOR PARTNER                                                                                       PROTECTED AMOUNT
-------------------                                                                                       ----------------
Gerlach Family Trust DTD 6-28-85 Stanley & Linda Gerlach Trustees                                            *See Below

Martin Goodstein                                                                                             *See Below

Dennis G. Goodwin and Jeannie L. Goodwin TEN ENT                                                             *See Below

Jeffrey L. Greenberg                                                                                         *See Below

Stanley Greenberg & Florence Greenberg JT TEN                                                                *See Below

Thelma C. Gretzinger Trust                                                                                   *See Below

Stanley Gruber                                                                                               *See Below

H.P. Family Group LLC                                                                                        *See Below

Vivian M. Hack TTEE UA DTD 12-26-97 Hack Living Trust                                                        *See Below

Clay Hamlin & Lynn Hamlin JT TEN                                                                             *See Below

Andrew Holder                                                                                                *See Below

Ruth Holder                                                                                                  *See Below

Robert W. Holman, Jr.                                                                                        *See Below

Holman/Shidler Investment Corporation                                                                        *See Below

Robert S. Hood Living Trust DTD 1-9-90 & amended 12-16-96 Robert S. Hood Trustee                             *See Below

Steven B. Hoyt                                                                                               *See Below

Jerry Hymowitz                                                                                               *See Below

Karen L. Hymowitz                                                                                            *See Below

Seymour Israel                                                                                               *See Below

Frederick K. Ito Trustee UA DTD 9-9-98 FBO The Frederick K. Ito Trust                                        *See Below

Frederick K. Ito and June Y. Ito Trustees UA DTD 9-9-98 FBO The June Y. Ito Trust                            *See Below

JP Trusts LLC                                                                                                *See Below

Jacob Family Trust UA DTD 10-1-92 Thomas V. Clagett Trustee                                                  *See Below

Michael W. Jenkins                                                                                           *See Below

Jernie Holdings Corp.                                                                                        *See Below

CONTRIBUTOR PARTNER                                                                                       PROTECTED AMOUNT
-------------------                                                                                       ----------------
Charles Mark Jordan                                                                                          *See Below

Nourhan Kailian                                                                                              *See Below

H.L. Kaltenbacher, P.P. Kaltenbacher & J.K. Carr TTEES
of the Joseph C. Kaltenbacher Credit Shelter TR                                                              *See Below

Sarah Katz                                                                                                   *See Below

Carol F. Kaufman                                                                                             *See Below

KEP LLC                                                                                                      *See Below

Jack Kindler                                                                                                 *See Below

Kirshner Family Trust #1 DTD 4-8-76 Berton & Barbara Kirshner Trustees                                       *See Below

Kirshner Trust #4 FBO Todd Kirshner DTD 12-30-76 Berton Kirshner Trustee                                     *See Below

Arthur Kligman                                                                                               *See Below

Joan R. Krieger TTEE of the Joan R. Krieger Revocable Trust DTD 1021-97                                      *See Below

William L. Kreiger, Jr.                                                                                      *See Below

LP Family Group LLC                                                                                          *See Below

Paul T. Lambert                                                                                              *See Below

Constance Lazarus                                                                                            *See Below

Jerome Lazarus                                                                                               *See Below

Susan Lebow                                                                                                  *See Below

Arron Leifer                                                                                                 *See Below

Barbara Lusen                                                                                                *See Below

William J. Mallen Trust DTD 4-29-94,
William J. Mallen Trustee                                                                                    *See Below

Stephen Mann                                                                                                 *See Below

R. Craig Martin                                                                                              *See Below

J. Stanley Mattison                                                                                          *See Below

Henry E. Mawicke                                                                                             *See Below

CONTRIBUTOR PARTNER                                                                                       PROTECTED AMOUNT
-------------------                                                                                       ----------------
Eileen Millar                                                                                                *See Below

Linda Miller                                                                                                 *See Below

Peter Murphy                                                                                                 *See Below

Anthony Muscatello                                                                                           *See Below

New Land Associates Limited Partnership                                                                      *See Below

Kris Nielsen                                                                                                 *See Below

North Star Associates Limited Partnership                                                                    *See Below

George F. Obrecht                                                                                            *See Below

Paul F. Obrecht                                                                                              *See Below

Richard F. Obrecht                                                                                           *See Below

Thomas F. Obrecht                                                                                            *See Below

Peter O'Connor                                                                                               *See Below

P&D Partners LP                                                                                              *See Below

Partridge Road Associates                                                                                    *See Below

Sybil T. Patten                                                                                              *See Below

PeeGee L.P.                                                                                                  *See Below

Lawrence Peters                                                                                              *See Below

Jeffrey Pion                                                                                                 *See Below

Peter M. Polow                                                                                               *See Below

Keith J. Pomeroy TTEE of Keith J. Pomeroy
Revocable TR Agreement DTD 12-13-76 as
Amended & Restated 6-28-95                                                                                   *See Below

Princeton South at Lawrenceville LLC                                                                         *See Below

Princeton South at Lawrenceville One                                                                         *See Below

Abraham Punia                                                                                                *See Below

RBZ LLC                                                                                                      *See Below

R.E.A. Associates                                                                                            *See Below

CONTRIBUTOR PARTNER                                                                                       PROTECTED AMOUNT
-------------------                                                                                       ----------------
Richard Rapp                                                                                                 *See Below

Jack F. Ream                                                                                                 *See Below

Seymour D. Reich                                                                                             *See Below

James C. Reynolds                                                                                            *See Below

Rebecca S. Roberts                                                                                           *See Below

Leslie A. Rubin Ltd.                                                                                         *See Below

SRS Partnership                                                                                              *See Below

Kathleen Sage                                                                                                *See Below

Debbie B. Schneeman                                                                                          *See Below

Norma A. Schulze                                                                                             *See Below

Shadeland Associates Limited Partnership                                                                     *See Below

Frances Shankman Insurance Trust,
Frances Shankman Trustee                                                                                     *See Below

Sam Shamie, Trustee of the Sam Shamie
Trust Agreement DTD 3-16-78, as
Restated 11-16-93                                                                                            *See Below

Jay H. Shidler                                                                                               *See Below

Jay H. Shidler and Wallette A. Shidler TEN ENT                                                               *See Below

Shidler Equities LP                                                                                          *See Below

D.W. Sivers Co.                                                                                              *See Below

Dennis W. Sivers                                                                                             *See Below

Sivers Family Real Property, Limited Liability Company                                                       *See Below

Sivers Investment Partnership                                                                                *See Below

Wendel C. Sivers Marital Trust UW DTD 2-20-81 Dennis W. Sivers & G. Burke Mims CO-TTEES                      *See Below

Kevin Smith                                                                                                  *See Below

Spencer and Company                                                                                          *See Below

Robert Stein TTEE UA DTD 5-21-96 FBO Robert Stein                                                            *See Below

S. Larry Stein TTEE under Revocable Trust Agreement DTD 9-22-99 S.                                           *See Below

CONTRIBUTOR PARTNER                                                                                       PROTECTED AMOUNT
-------------------                                                                                       ----------------
Larry Stein Grantor

Sterling Family Trust DTD 3-27-80 Donald & Valerie A. Sterling Trustees                                      *See Below

Jonathan Stott                                                                                               *See Below

Victor Strauss                                                                                               *See Below

Mitchell Sussman                                                                                             *See Below

Donald C. Thompson TTEE UA DTD 12-31-98 FBO Donald C. Thompson Revocable Family Trust                        *See Below

Michael T. Tomasz UA DTD 2-5-90 Trustee of the Michael T. Tomasz Trust                                       *See Below

Barry L. Tracey                                                                                              *See Below

William S. Tyrrell                                                                                           *See Below

Burton S. Ury                                                                                                *See Below

James J. Warfield                                                                                            *See Below

Phyllis M. Warsaw Living Trust                                                                               *See Below


Wilson Management Co. LLC                                                                                    *See Below

Elmer H. Wingate, Jr.                                                                                        *See Below

Ralph G. Woodley TTEE under Revocable Trust Agreement                                                        *See Below

World's Fair Limited Partnership                                                                             *See Below

Sam L. Yaker TTEE of the Sam L. Yaker Revocable Trust Agreement DTD 2-14-84                                  *See Below

Richard H. Zimmerman Trustee of the Richard H. Zimmerman Living Trust DTD 10-15-90 as amended                *See Below

Gerald & Sharon Zuckerman JT TEN                                                                             *See Below

New Land Associates LP                                                                                        2,195,750

World's Fair Partners, LP                                                                                       211,208

Princeton South at Lawrenceville                                                                              5,267,344

Stanley Gruber                                                                                                1,388,338

Stephen Mann                                                                                                    120,174

CONTRIBUTOR PARTNER                                                                                       PROTECTED AMOUNT
-------------------                                                                                       ----------------
Seymour Israel                                                                                                  120,169

James O'Neil Duffy, Jr.                                                                                           4,107

Garrett E. Sheehan                                                                                                4,107

Andrew Holder                                                                                                    10,000

Arron Leifer                                                                                                    300,000

Arthur Kligman                                                                                                   80,000

Barbara Lusen                                                                                                    80,000

Carol F. Kaufman                                                                                                 50,000

Debbie B. Schneeman                                                                                              30,000

Emil Billich                                                                                                     25,000

Ernestine Burstyn                                                                                               160,000

H.L. Kaltenbacher, P.P. Kaltenbacher & J.K. Carr TTEES of the Joseph C. Kaltenbacher Credit Shelter TR          100,000

HP Family Group, LLC                                                                                         16,110,000

Jack Kindler                                                                                                    100,000

Jerry Hymowitz                                                                                                   80,000

JP Trusts LLC                                                                                                 4,729,000

Karen L. Hymowitz                                                                                                45,000

Kerry Acker                                                                                                      45,000

Lawrence Peters                                                                                                  75,000

LP Family Group LLC                                                                                          16,015,000

Magdalena G. Castleman                                                                                           80,000

Martin Goodstein                                                                                                250,000

Mitchell Sussman                                                                                                110,000

Nancy Gabel                                                                                                       5,000

Norma A. Schulze                                                                                                 80,000

P&D Partners LP                                                                                                 100,000

CONTRIBUTOR PARTNER                                                                                       PROTECTED AMOUNT
-------------------                                                                                       ----------------
PeeGee L.P.                                                                                                      25,000

Peter M. Polow                                                                                                   75,000

R.E.A. Associates                                                                                             4,192,000

Richard Rapp                                                                                                     10,000

Sanders H. Acker                                                                                                 80,000

Sarah Katz                                                                                                       80,000

Seymour D. Reich                                                                                                 45,000

Spencer and Company                                                                                              45,000

Susan Lebow                                                                                                      30,000

The Arel Company                                                                                                 80,000

Victor Strauss                                                                                                   25,000

WSW 1998 Exchange Fund L.P.                                                                                     315,000

Rowena Finke                                                                                                     45,000

Ruth Holder                                                                                                     230,000

Stanley Greenberg & Florence Greenberg JT TEN                                                                    80,000

Alvin R. Brown & Helen Brown                                                                                     80,000

Abraham Punia                                                                                                    80,000

Francis Shankman Insurance Trust, Francis Shankman Trustee                                                      200,000

Jerome Lazarus                                                                                               17,000,000

Constance Lazarus                                                                                             3,600,000

Jernie Holdings Corp.                                                                                           100,000

Fourbur Family Co., L.P.                                                                                      5,985,000

Robert L. Friedman                                                                                              249,000

Phyllis M. Warsaw Living Trust                                                                                  212,000

* An amount equal to (a) the taxable gain, if any, that would be realized by such Additional Limited Partner if such Additional Limited Partner were to dispose of its Interest for no consideration other than the release or deemed release of liabilities of the partnership assumed by or otherwise allocable to such Additional Limited Partner under Code Section 752, as such hypothetical gain is determined from time to time, less (b) such Additional Limited Partner's share of "qualified nonrecourse financing" as defined in Code Section 465(b)(6) and the Treasury Regulations thereunder, as such share is determined in accordance with Treasury Regulations
      Section 1.752-3(a).

                             FIRST INDUSTRIAL, L.P.

                                    EXHIBIT 2

                                       TO

                           EIGHTH AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                            FORM OF REDEMPTION NOTICE

                                                                       EXHIBIT 2

                                REDEMPTION NOTICE

      The undersigned hereby irrevocably (i) elects to exercise its redemption rights contained in Section 9.1(A) of the Eighth Amended and Restated Limited Partnership Agreement of First Industrial, L.P. (the "Partnership Agreement") with respect to an aggregate of _____ Partnership Units (as defined in the Partnership Agreement), (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the REIT shares (as defined in the Partnership Agreement), or applicable cash amount if so determined by the General Partner (as defined in the Partnership Agreement) in accordance with the Partnership Agreement, deliverable upon redemption of such Partnership Units be delivered to the address specified below.

Dated: ______________________

Name of Limited Partner: ___________________

Social Security or
Federal Employer ID Number: __________________

                                         _______________________________________
                                             (Signature of Limited Partner)

                                         _______________________________________
                                                   (Street Address)

                                         _______________________________________
                                         (City)           (State)(Zip Code)

                                      Signature Guaranteed by:

                                         _______________________________________

                             FIRST INDUSTRIAL, L.P.

                                    EXHIBIT 3

                                       TO

                           EIGHTH AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT 3

                          REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF JUNE __, 1994

                                       OF

                       FIRST INDUSTRIAL REALTY TRUST, INC.

                               FOR THE BENEFIT OF

                      HOLDERS OF LIMITED PARTNERSHIP UNITS

                                       OF

                             FIRST INDUSTRIAL, L.P.

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June , 1994, by First Industrial Realty Trust, Inc. (the "Company") for the benefit of the persons who own limited partnership units ("Units") of First Industrial, L.P. (the "Partnership") on the date hereof and their successors, assigns and transferees (herein referred to collectively as the "Holders" and individually as a "Holder").

      WHEREAS, on the date hereof each Holder is or will become the owner of Units in the Partnership in connection with the contribution (the
"Contributions") of certain real properties and other assets to the Partnership;

      WHEREAS, on the date hereof the company is consummating an initial public offering of its common stock and is becoming the sole general partner of the Partnership;

      WHEREAS, in connection with the foregoing, the Company has agreed, subject to the terms, conditions and limitations set forth in the limited partnership agreement of the Partnership (the "Partnership Agreement"), to provide the Holders with certain registration rights.

      NOW, THEREFORE, the Company for the benefit of the Holders agrees as follows:

      SECTION 1. DEFINITIONS.

      As used in this Agreement, the following capitalized defined terms shall have the following meanings:

      EXCHANGE ACT: The Securities Exchange Act of 1934, as amended form time to time.

      HOLDERS OR HOLDERS: As set forth in the preamble.

      MAJORITY HOLDERS: At any time, Holders of Registrable Securities and Units then redeemable for Registrable Securities, who if all Units were so redeemed, would then hold a majority of the Registrable Securities.

      NASD: The National Association of Securities Dealers, Inc.

      PERSON: Any individual, partnership, corporation, trust or other entity.

      PROSPECTUS: A prospectus included in the Shelf Registration statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

      REGISTRABLE SECURITIES: The Shares, excluding (i) Shares for which the Shelf Registration Statement shall have become effective under the Securities Act and which have been disposed of under the Shelf Registration Statement (ii) Shares sold or otherwise distributed pursuant to Rule 144 under the Securities Act and (iii) Shares as to which registration under the Securities Act is not required to permit the sale thereof to the public.

      REGISTRATION EXPENSES: shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation:
(i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 3(1) hereof, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters, if any, required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, brokerage or dealer fees, the fees and disbursements of counsel, accountants or other representatives of a selling Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a selling Holder, all of which shall be borne by such Holder in all cases.

      REGISTRATION NOTICE: As set forth in Section 3(b) hereof.

      SALE PERIOD: The 45-day period immediately following the filing with the SEC by the Company of an annual report of the Company on Form 1-K or a quarterly report of the Company on Form 10-Q or such other period as the Company may determine.

      SEC: The Securities and Exchange Commission.

      SECURITIES ACT: The Securities Act of 1933, as amended from time to time.

      SHARES: The shares of common stock, $.01 par value, of the Company issued to Holders of Unites upon redemption or exchange of their Units.

      SHELF REGISTRATION: A registration required to be effected pursuant to
Section 2 hereof.

      SHELF REGISTRATION STATEMENT: shall mean a "shelf" registration statement of the Company and any other entity required to be a registrant with respect to such shelf registration statement pursuant to the requirements of the Securities Act which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

      UNITS: Limited partnership interests in the Partnership issued to the holders in connection with the Contributions.

      SECTION 2. SHELF REGISTRATION UNDER THE SECURITIES ACT.

      (a) Filing of Shelf Registration Statement. Within 13 months following the date hereof, the Company shall cause to be filed a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities ion accordance with the terms hereof and will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable. The Company agrees to use it reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until such time as the aggregate number of Units and Registrable Securities outstanding is less than 5% of the aggregate number of Units outstanding on the date hereof (after giving effect to the Contributions) and, subject to Section 3(b) and Section 3(i), further agrees to supplement or amend the Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for Shelf Registration. Each Holder who sells Shares as part of the Shelf Registration shall be deemed to have agreed to all of the terms and conditions of this Agreement and to have agreed to perform any and all obligations of a Holder hereunder.

      (b) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a). Each Holder shall pay all underwriting discounts and commissions, brokerage or dealer fees, the fees and disbursements of counsel, accountants or other representatives of such Holder and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act.

      (c) Inclusion in Shelf Registration Statement. Not later than 30 days prior to filing the Shelf Registration Statement with the SEC, the Company shall notify each Holder of its intention to make such filing and request advice from each Holder as to whether such Holder desires to have Registrable Securities held by it or which it is entitled to receive not later than the last day of the first Sale Period occurring in whole or in part after the date of such notice included in the Shelf Registration Statement at such time. Any Holder who does not provide the information reasonably requested by the Company in connection with the Shelf Registration Statement as promptly as practicable after receipt of such notice, but in no event later than 20 days thereafter, shall not be entitled to have its Registrable Securities included in the Shelf Registration Statement at the time it becomes effective, but shall have the right thereafter to deliver to the Company a Sale Notice as contemplated by Section 3(b).

      SECTION 3. REGISTRATION PROCEDURES.

      In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to Section 2 hereof, the Company shall:

      (a)   prepare and file with the SEC, within the time period set forth in
Section 2(a) hereof, a Shelf Registration Statement, which Shelf Registration Statement (i) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith.

      (b)   subject to the last three sentences of this Section 3(b) and to
Section 3(i) hereof, (i) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period; (ii) cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond promptly to any comments received from the SEC with respect to the Shelf Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in clauses (i), (ii) or (iii) above with respect to each particular Holder of Registrable Securities unless and until the Company has received either a written notice (a "Registration Notice") from a Holder that such Holder intends to make offers or sales under the Shelf Registration Statement as specified in such Registration Notice or a written response from such Holder of the type contemplated by Section 2(c); provided, however, that the Company shall have 7 business days to prepare and file any such amendment or supplement after receipt of a Registration Notice. Once a Holder has delivered such a written response or a Registration Notice to the Company, such Holder shall promptly provide to the Company such information as the Company reasonably requests in order to identify such Holder and the method of distribution in a post-effective amendment to the Shelf Registration Statement or a supplement to a Prospectus. Offers or sales under the Shelf Registration Statement may be made only during a Sale Period. Such Holder also shall notify the Company in writing upon completion of such offer or sale or at such time as such Holder no longer intends to make offers or sales under the Shelf Registration Statement.

      (c) furnish to each Holder of Registrable Securities that has delivered a Registration Notice to the Company, without charge, as many copies of each applicable Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of such Prospectus, including each preliminary Prospectus, by each such Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus or the preliminary Prospectus.

      (d) use its reasonable best efforts to register or qualify the Registrable Securities by the time the Shelf Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by the Shelf Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period the Shelf Registration Statement is required to be kept effective or during the period offers or sales are being made by a Holder that has delivered a Registration Notice to the Company, whichever is shorter, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required (i) to qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not be required so to qualify or register but for this Section 3(d), (ii) to subject itself to taxation in any such jurisdiction or (iii) to submit to the general service of process in any such jurisdiction.

      (e) notify each Holder when the Shelf Registration Statement has become effective and notify each Holder of Registrable Securities that has delivered a Registration Notice to the Company promptly and, if requested by such Holder, confirm such advice in writing (i) 3hen any post-effective amendments and supplements to the Shelf Registration Statement become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (iv) of the happening of any event during the period the Shelf Registration Statement is effective as a result of which the Shelf Registration Statement or a related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

      (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment.

      (g) furnish to each Holder of Registrable Securities that has delivered a Registration Notice to the Company, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested).

      (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Holders may reasonably request at least two (2) business days prior to any sale of Registrable Securities.

      (i) subject to the last three sentences of Section 3(b) hereof, upon the occurrence of any event contemplated by Section 3(e)(iv) hereof, use its reasonable best efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to the Shelf Registration Statement or a related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (j) make available for inspection by representatives of the Holders of the Registrable Securities and any counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, counsel or accountant in connection with the Shelf Registration Statement; provided, however, that such records, documents or information which the Company determines in good faith to be confidential, and notifies such representatives, counsel or accountants in writing that such records, documents or information are confidential, shall not be disclosed by the representatives, counsel or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in the Shelf Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such records, documents or information have been generally made available to the public otherwise than in violation of this Agreement.

      (k) a reasonable time prior to the filing of any Prospectus, any amendment to the Shelf Registration Statement or amendment or supplement to a Prospectus, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Holders of Registrable Securities that have provided a Registration Notice to the Company.

      (l) use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed.

      (m) obtain a CUSIP number for all Registrable Securities, not later than the effective date of the Shelf Registration Statement.

      (n) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

      (o) use its reasonable best efforts to cause the Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holders that have delivered Registration Notices to the Company to consummate the disposition of such Registrable Securities.

      The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

      In connection with and as a condition to the Company's obligations with respect to the Shelf Registration Statement pursuant to Section 2 hereof and this Section 3, each Holder agrees that (i) it will not offer or sell its Registrable Securities under the Shelf Registration Statement until (A) it has either (1) provided a Registration Notice pursuant to Section 3(b) hereof or (2) had Registrable Securities included in the Shelf Registration Statement at the time it became effective pursuant to Section 2(c) hereof and (B) it has received copies of the supplemented or amended Prospectus contemplated by Section 3(b) hereof and receives notice that any post-effective amendment has become effective; (ii) upon receipt of nay notice from the Company of the happening of any event of the kind described in Section 3(b)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such registrable Securities current at the time of receipt of such notice; and (iii) all offers and sales under the Shelf Registration Statement shall be completed within forty-five (45) days after the first date on which offers or sales can be made pursuant to clause (i) above, and upon expiration of such forty-five (45) day period the Holder will not offer or sell its Registrable Securities under the Shelf Registration Statement until it has again complied with the provisions of clauses (i)(A)(1) and (B) above, except that if the applicable Registration Notice was delivered to the Company at a time which was not part of a Sale Period, such forty-five (45) day period shall be the next succeeding Sale Period.

      SECTION 4. RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE
SECURITIES.

      Each Holder agrees with the Company that:

      (a) If the Company determines in its good faith judgment, after consultation with counsel, that the filing of the Shelf Registration Statement under Section 2 hereof or the use of any Prospectus would require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement (including any action contemplated by Section 3 hereof) will be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 4(a) is no longer necessary.

      (b) In the case of the registration of any underwritten equity offering proposed by the Company (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (ii) a dividend reinvestment plan), each Holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of Registrable Securities ) or any option or right to acquire Registrable Securities) during the period commencing on the 10th day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such underwritten primary equity offering and ending on the date specified by such managing underwriter in such written request to such Holder, which date shall not be later than six months after such expected date of effectiveness;

      (c) In the event that any Holder uses a Prospectus in connection with the offering and sale of Registrable Securities covered by such Prospectus, such Holder will use only the latest version of such Prospectus provided to it by the Company.

      SECTION 5. INDEMNIFICATION CONTRIBUTION.

      (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and its officers and directors and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) or any Prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 5(a) does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus.

      (b) Indemnification by Holders. Each Holder severally agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Shelf Registration Statement), and each person, if any, who controls the Company or any other selling Holder within the meaning of
Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof (except that any settlement described in Section 5(a)(2) shall be effected with the written consent of such Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statement or omission, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus. In no event shall the liability of any Holder under this Section 5(b) be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

      (c) Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 5(a) or (b) unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 5(a) or (b). If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified part or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party or parties in the aggregate shall be entitled to one separate counsel at the indemnifying party's expense. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this Section 5(c), the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. In such event however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

      (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Holders, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, reasonable for the balance), in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, liabilities, claims, damages, or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

      The Company and the Holders agree that it would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder is otherwise required to pay by reason of such untrue statement or omission.

      Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person w ho was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company w ho signed the Shelf Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

      SECTION 6. RULE 144 SALES.

      (a) The Company covenants that it will file the reports requires to be filed by the Company under the Securities Act and the Exchange Act, so as to enable any H older to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

      (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

      SECTION 7. MISCELLANEOUS.

      (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without consent of the Company and Holders constituting Majority Holders; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Sections 2, 3, 4, 5, 6 or 7(a) hereof or the definition of Registrable Securities or which would impair the rights of any Holder under such provisions, shall be effective as against any Holder of Registrable Securities or Units redeemable for Registrable Securities unless consented to in writing by such Holder of Registrable Securities or Units. Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 7(a) shall be provided by Company to each Holder of Registrable Securities or Units redeemable for Registrable

Securities at least thirty (30) days prior to the effective date of such amendment, modification or supplement.

      (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery, (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(b), which address initially is, with respect to each H older, the address set forth in the Partnership Agreement, or (ii) to the Company, at 150
N. Wacker Drive, Suite 150, Chicago, Illinois 60606, Attention: President.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

      (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the Company and the Holders, including without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

      (d) Headings. The headings in this Agreement are for the convenience of reference only and shall not limited or otherwise affect the meaning hereof.

      (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

      (f) Specific Performance. The Company and the Holders acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdictions.

      (g) Entire Agreement. This Agreement is intended by the Company as a final expression of its agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Company in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings of the Company with respect to such subject matter.

      IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

                                             FIRST INDUSTRIAL REALTY TRUST, INC.

                                             By:    ____________________________
                                             Name:  ____________________________
                                             Title: ____________________________